As filed with the Securities and Exchange Commission on March 24, 2016

Registration No. 333-210329

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VANGUARD NATURAL RESOURCES, LLC
VNR FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware Delaware	61-1521161 80-0411494
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(832) 327-2255

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott W. Smith
5847 San Felipe, Suite 3000
Houston, Texas 77057
(832) 327-2255

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Douglas V. Getten
Paul Hastings LLP
600 Travis Street, Suite 5800
Houston, Texas 77002
(713) 860-7300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Aggregate Price per Unit/Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(4)(5)
Common units representing limited liability company interests
Debt securities
Guarantees of debt securities(6)
Series A Cumulative Redeemable Perpetual Preferred Units
Series B Cumulative Redeemable Perpetual Preferred Units
Series C Cumulative Redeemable Perpetual Preferred Units
Total	$500,000,000	$50,350	(7)

(1)	There is being registered an indeterminate amount or number of common units representing limited liability company interests, debt securities, guarantees of debt securities and Series A cumulative redeemable perpetual preferred units, Series B cumulative redeemable perpetual preferred units and Series C cumulative redeemable perpetual preferred units as shall have an aggregate initial offering price of the securities issued or sold under this Registration Statement not to exceed $500.0 million. Separate consideration may or may not be received for securities that are being registered in exchange for, or upon conversion or exercise of, the debt securities being registered hereunder.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities offered from time to time pursuant to the prospectus included as a part of this Registration Statement exceed $500.0 million. To the extent applicable, the aggregate amount of common units registered is further limited to that which is permissible under Rule 415(a)(4) of the Securities Act of 1933, as amended. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3)	The proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction, II.D. of Form S-3.
(4)	Calculated in accordance with Rule 457(o).
(5)	This Registration Statement includes common units, debt securities, guarantees of debt securities and Series A cumulative redeemable perpetual preferred units, Series B cumulative redeemable perpetual preferred units and Series C cumulative redeemable perpetual preferred units with an aggregate offering price of $500.0 million that were previously covered by the Registrants’ prior Registration Statement on Form S-3 (File No. 333-202064), which was originally filed with the Securities and Exchange Commission on February 13, 2015 (as amended, the “Prior Registration Statement”). Pursuant to Rule 415(a)(6), the $50,350 filing fee previously paid in connection with such unsold securities will continue to be applied to such securities. As a result, no filing fee is being paid herewith. Pursuant to Rule 415(a)(6), the offering of any securities covered by the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.
(6)	If a series of debt securities is guaranteed, such series will be guaranteed by certain subsidiaries of Vanguard Natural Resources, LLC that make up the co-registrants. Pursuant to Rule 457(n), no additional registration fee is required in respect of the guarantees of debt securities.
(7)	Previously paid.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The following are co-registrants that may guarantee the debt securities:

Vanguard Natural Gas, LLC

(Exact Name of Registrant as Specified in its Charter)

Kentucky	20-1951004
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

VNR Holdings, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	38-3756371
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Vanguard Operating, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	30-0839331
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Encore Clear Fork Pipeline LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-8542032
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Eagle Rock Energy Acquisition Co. II, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-2463364
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Eagle Rock Upstream Development Company II, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-1477453
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Eagle Rock Acquisition Partnership II, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-2830903
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Eagle Rock Energy Acquisition Co., Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-0604564
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Eagle Rock Upstream Development Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-1560113
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Eagle Rock Acquisition Partnership, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-1206706
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Escambia Operating Co. LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-4942000
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Escambia Asset Co. LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-4943869
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

EXPLANATORY NOTE

This Amendment No. 1 to Vanguard Natural Resources, LLC’s Registration Statement on Form S-3 (File No. 333-210329) (the “Registration Statement”) is being filed to include on the cover page the delaying amendment language required by Rule 473 of the Securities Act of 1933, as amended.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 24, 2016

PROSPECTUS

Vanguard Natural Resources, LLC
VNR Finance Corp.

Common Units
Debt Securities
Series A Cumulative Redeemable Perpetual Preferred Units
(“Series A Preferred Units”)
Series B Cumulative Redeemable Perpetual Preferred Units
(“Series B Preferred Units”)
Series C Cumulative Redeemable Perpetual Preferred Units
(“Series C Preferred Units”)

We may offer and sell the securities described in this prospectus from time to time in one or more classes or series and in amounts, at prices and on terms to be determined by market conditions at the time of our offerings. VNR Finance Corp. may act as co-issuer of the debt securities and other subsidiaries of Vanguard Natural Resources, LLC may guarantee the debt securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these common units, debt securities and preferred units and the general manner in which we will offer the common units, debt securities and preferred units. The specific terms of any common units, debt securities and preferred units we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the common units, debt securities and preferred units.

Investing in our common units, debt securities and preferred units involves risks. Limited liability companies are inherently different from corporations. You should carefully consider each of the risk factors described under “Risk Factors” beginning on page 6 of this prospectus, contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein before you make an investment in our securities.

Our common units are traded on the NASDAQ Global Select Market, an exchange of the NASDAQ OMX Group Inc., under the symbol “VNR” and our Series A Preferred Units, Series B Preferred Units and Series C Preferred Units are listed on the NASDAQ Global Select Market under the symbols “VNRAP,” “VNRBP” and “VNRCP,” respectively. We will provide information in the prospectus supplement for the trading market, if any, for any debt securities we may offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2016.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell, nor a solicitation of an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we and VNR Finance Corp. have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus, including the documents incorporated herein by reference, generally describes Vanguard Natural Resources, LLC and the securities. Each time we sell securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of the applicable offering and the securities being offered. The prospectus supplement may also add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.

The information in this prospectus is accurate as of its date. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement and the additional information described under the heading “Where You Can Find More Information.”

ii

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”) that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

In addition, we file annual, quarterly and current reports and other information with the SEC. You may read and copy any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC’s Public Reference Room. Our SEC filings are available on the SEC’s web site at http://www.sec.gov. We also make available free of charge on our website, http://www.vnrllc.com, all materials that we file with or furnish to the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus unless specifically so designated and filed with the SEC.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC into this prospectus. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and results of operations. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished and not filed with the SEC), including all such documents we may file with the SEC on or after the date on which the registration statement that includes this prospectus was initially filed with the SEC and before the effectiveness of such registration statement, until all offerings under the shelf registration statement are completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 8, 2016;
•	our Current Reports on Form 8-K or Form 8-K/A filed on October 9, 2015 (three reports), November 25, 2015, February 17, 2016, March 21, 2016 and March 22, 2016 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K or 8-K/A);
•	the description of our common units in our Registration Statement on Form 8-A filed on April 22, 2013, and any subsequent amendment thereto filed for the purpose of updating such description;
•	the description of our Series A Preferred Units in our Registration Statement on Form 8-A filed on June 19, 2013, as amended by our Registration Statement on Form 8-A/A filed on November 26, 2013, and any subsequent amendment thereto filed for the purpose of updating such description;
•	the description of our Series B Preferred Units in our Registration Statement on Form 8-A filed on March 11, 2014, and any subsequent amendment thereto filed for the purpose of updating such description; and
•	the description of our Series C Preferred Units in our Registration Statement on Form 8-A filed on September 22, 2014, and any subsequent amendment thereto filed for the purpose of updating such description.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost, by visiting our internet website at http://www.vnrllc.com, or by writing or calling us at the following address:

Vanguard Natural Resources, LLC
Attention: Investor Relations
5847 San Felipe, Suite 3000
Houston, Texas 77057
832-327-2255
investorrelations@vnrllc.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act. All statements other than historical facts, including, without limitation, statements regarding the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of us, and plans and objectives of management for future operations, are forward-looking statements. When used in this prospectus, words such as we “may,” “can,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “predict,” “project,” “foresee,” “believe,” “will” or “should,” “would,” “could,” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on our results of operations and financial condition.

Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results, the ability to generate sales, income or cash flow, to service debt or to make distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine actual results are beyond our ability to control or predict. These risks and uncertainties include, but are not limited to:

•	risks relating to any of our unforeseen liabilities;
•	declines in oil, natural gas liquids (“NGLs”) or natural gas prices;
•	the level of success in exploitation, development and production activities;
•	adverse weather conditions that may negatively impact development or production activities;
•	the timing of exploitation and development expenditures;
•	inaccuracies of reserve estimates or assumptions underlying them;
•	revisions to reserve estimates as a result of changes in commodity prices;
•	impacts to financial statements as a result of impairment write-downs;
•	risks related to level of indebtedness and periodic redeterminations of the borrowing base under our credit agreements;
•	ability to comply with covenants contained in the agreements governing our indebtedness;
•	ability to generate sufficient cash flows from operations to meet the internally funded portion of any capital expenditures budget;
•	ability to generate sufficient cash flows for making distributions;
•	ability to obtain external capital to finance exploitation and development operations and acquisitions;
•	federal, state and local initiatives and efforts relating to the regulation of hydraulic fracturing;
•	failure of properties to yield oil or gas in commercially viable quantities;
•	uninsured or underinsured losses resulting from oil and gas operations;
•	inability to access oil and gas markets due to market conditions or operational impediments;
•	the impact and costs of compliance with laws and regulations governing oil and gas operations;
•	ability to replace oil and natural gas reserves;
•	any loss of senior management or technical personnel;
•	competition in the oil and gas industry;

•	risks arising out of hedging transactions;
•	the costs and effects of litigation;
•	sabotage, terrorism or other malicious intentional acts (including cyber-attacks), war and other similar acts that disrupt operations or cause damage greater than covered by insurance;
•	change to tax treatment; and
•	other risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015.

Unless expressly stated otherwise, forward-looking statements are based on the expectations and beliefs of our management, based on information currently available, concerning future events affecting us. Although we believe that these forward-looking statements are based on reasonable assumptions, they are subject to uncertainties and factors related to our operations and business environments, all of which are difficult to predict and many of which are beyond our control. Any or all of the forward-looking statements in this prospectus may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. The foregoing list of factors should not be construed to be exhaustive. Many factors mentioned in this prospectus, including the risks outlined under the caption “Risk Factors” contained in our Exchange Act reports incorporated herein by reference will be important in determining future results, and actual future results may vary materially. There is no assurance that the actions, events or results of the forward-looking statements will occur, or, if any of them do, when they will occur or what effect they will have on our results of operations, financial condition, cash flows or distributions. In view of these uncertainties, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. Except as required by law, we do not intend to update or revise our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

ABOUT VANGUARD NATURAL RESOURCES, LLC AND VNR FINANCE CORP.

For purposes of this prospectus, unless the context clearly indicates otherwise, “we,” “us,” “our,” “Vanguard” and similar terms refer to Vanguard Natural Resources, LLC and its subsidiaries. We are a limited liability company formed in Delaware in 2006 with common units traded on the NASDAQ Global Select Market under the symbol “VNR.” We are an independent energy company focused on the acquisition and development of mature, long-lived oil and natural gas properties in the United States. Our primary business objective is to generate stable cash flows, allowing us to make monthly cash distributions to our unitholders and, over time, to increase our monthly cash distributions through the acquisition of additional mature, long-lived oil and natural gas properties. Through our operating subsidiaries, we own properties and oil and natural gas reserves primarily located in the following ten operating areas:

•	the Green River Basin in Wyoming;
•	the Permian Basin in West Texas and New Mexico;
•	the Gulf Coast Basin in Texas, Louisiana, Mississippi and Alabama;
•	the Anadarko Basin in Oklahoma and North Texas;
•	the Piceance Basin in Colorado;
•	the Big Horn Basin in Wyoming and Montana;
•	the Arkoma Basin in Arkansas and Oklahoma;
•	the Williston Basin in North Dakota and Montana;
•	the Wind River Basin in Wyoming; and
•	the Powder River Basin in Wyoming.

VNR Finance Corp. was incorporated under the laws of the State of Delaware, is wholly owned by Vanguard Natural Resources, LLC and has no material assets or any liabilities other than as a co-issuer of debt securities. Its activities are limited to co-issuing debt securities and engaging in other activities incidental thereto.

Our principal executive offices are located at 5847 San Felipe, Suite 3000, Houston, Texas 77057 and our telephone number is (832) 327-2255.

For additional information as to our business, properties and financial condition please refer to the documents cited in “Where You Can Find More Information.”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those in Item 1A. “Risk Factors” in our most recent annual report on Form 10-K and Item 1A. of Part II “Risk Factors” in our subsequent quarterly reports on Form 10-Q, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated to the contrary in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities covered by this prospectus for general corporate purposes, which may include repayment of indebtedness, the acquisition of businesses and other capital expenditures and additions to working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED UNIT DISTRIBUTIONS

The following table sets forth our historical and pro forma (to reflect our mergers with LRR Energy, L.P. (“LRE”) and Eagle Rock Energy Partners, L.P. (“Eagle Rock”) in October 2015) consolidated ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred unit distributions for the periods indicated:

	Vanguard/ Eagle Rock/ LRE Pro Forma	Vanguard Historical
	Year Ended December 31,
	2015		2014	2013	2012	2011
Ratio of Earnings to Fixed Charges(a)	—	—	1.87	1.91	—	3.74
Ratio of Earnings to Combined Fixed Charges and Preferred Unit Distributions(b)	—	—	1.50	1.84	—	—
Series A Preferred Units Accumulated Distributions(c)	5,084,225	5,084,225	5,055,194	2,634,077	—	—
Series B Preferred Units Accumulated Distributions(d)	13,343,400	13,343,400	10,711,855	—	—	—
Series C Preferred Units Accumulated Distributions(d)	8,331,336	8,331,336	2,429,973	—	—	—

(a)	In the year ended December 31, 2015, earnings were inadequate to cover fixed charges by approximately $1.9 billion (or approximately $2.1 billion on a pro forma basis to reflect our mergers with LRE and Eagle Rock in October 2015). The shortfall for the year ended December 31, 2015 was principally the result of non-cash natural gas and oil property impartment charges of $1.8 billion. In the year ended December 31, 2012, earnings were inadequate to cover fixed charges by approximately $168.8 million. The shortfall for the year ended December 31, 2012 was principally the result of non-cash natural gas and oil property impairment charges of $247.7 million.
(b)	In the year ended December 31, 2015, earnings were inadequate to cover fixed charges and preferred unit distributions by approximately $1.9 billion (or approximately $2.1 billion on a pro forma basis to reflect our mergers with LRE and Eagle Rock in October 2015). Because no Preferred Units were outstanding for any of the years ended December 31, 2012 or 2011, no historical ratios of earnings to combined fixed charges and preferred unit distributions are presented for these years.
(c)	No Series A Preferred Units were outstanding for any of the years ended December 31, 2012 or 2011.
(d)	No Series B Preferred Units or Series C Preferred Units were outstanding for any of the years ended December 31, 2013, 2012 or 2011.

For purposes of computing the ratio of earnings to fixed charges, “earnings” consists of pretax income from continuing operations available to our unitholders plus fixed charges (excluding capitalized interest). “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt expense, and that portion of rental expense on operating leases deemed to be the equivalent of interest.

DESCRIPTION OF OUR DEBT SECURITIES

General

The debt securities will be:

•	our direct general obligations, either secured or unsecured;
•	either senior debt securities or subordinated debt securities; and
•	issued under separate indentures among us, any subsidiary guarantors and a trustee.

Vanguard Natural Resources, LLC may issue debt securities in one or more series, and VNR Finance Corp. may be a co-issuer of one or more series of such debt securities. VNR Finance Corp. was incorporated under the laws of the State of Delaware in April 2009, is wholly owned by Vanguard Natural Resources, LLC and has no material assets or any liabilities other than as a co-issuer of our debt securities. Its activities are limited to co-issuing our debt securities and engaging in other activities incidental thereto. When used in this section “Description of Debt Securities,” the terms “we,” “us,” “our” and “issuers” refer jointly to Vanguard Natural Resources, LLC and VNR Finance Corp., and the terms “Vanguard” and “VNR Finance” refer strictly to Vanguard Natural Resources, LLC and VNR Finance Corp., respectively.

If we offer senior debt securities, we will issue them under a senior indenture. If we issue subordinated debt securities, we will issue them under a subordinated indenture. A form of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. You should read the relevant indenture because it, and not this description, controls your rights as holders of the debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

A prospectus supplement and a supplemental indenture or authorizing resolutions relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the guarantors of the debt securities, if any;
•	whether the debt securities are senior or subordinated debt securities;
•	the title of the debt securities;
•	the total principal amount of the debt securities;
•	the denominations in which the debt securities are issuable, if other than $1,000 and any integral multiple thereof;
•	the assets, if any, that are pledged as security for the payment of the debt securities;
•	whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depositary on behalf of holders;
•	the prices at which we will issue the debt securities;
•	the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;
•	the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;
•	the dates on which the principal of the debt securities will be payable;
•	the interest rate (if any) that the debt securities will bear and the interest payment dates for the debt securities;
•	any conversion or exchange provisions;
•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;
•	any changes to or additional events of default or covenants; and
•	any other terms of the debt securities.

We may offer and sell debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The prospectus supplement will describe special U.S. federal income tax and any other considerations applicable to those securities. In addition, the prospectus supplement may describe certain special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars.

Guarantees

If specified in the prospectus supplement respecting a series of debt securities, the subsidiaries of Vanguard specified in the prospectus supplement will unconditionally guarantee to each holder and the trustee, on a joint and several basis, the full and prompt payment of principal of, premium, if any, and interest on the debt securities of that series when and as the same become due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise. If a series of debt securities is guaranteed, such series will be guaranteed by substantially all of the domestic subsidiaries of Vanguard. The prospectus supplement will describe any limitation on the maximum amount of any particular guarantee and the conditions under which guarantees may be released.

The guarantees will be general obligations of the guarantors. Guarantees of subordinated debt securities will be subordinated to the Senior Indebtedness of the guarantors on the same basis as the subordinated debt securities are subordinated to the Senior Indebtedness of Vanguard.

Consolidation, Merger or Asset Sale

Each indenture will, in general, allow us to consolidate or merge with or into another domestic entity. It will also allow each issuer to sell, lease, transfer or otherwise dispose of all or substantially all of its assets to another domestic entity. If this happens, the remaining or acquiring entity must assume all of the issuer’s responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the issuer’s covenants in the indenture.

However, each indenture will impose certain requirements with respect to any consolidation or merger with or into an entity, or any sale, lease, transfer or other disposition of all or substantially all of an issuer’s assets, including:

•	the remaining or acquiring entity must be organized under the laws of the United States, any state or the District of Columbia; provided that VNR Finance may not merge, amalgamate or consolidate with or into another entity other than a corporation satisfying such requirement for so long as Vanguard is not a corporation;
•	the remaining or acquiring entity must assume our obligations under the indenture; and
•	immediately after giving effect to the transaction, no Default or Event of Default (as defined under “— Events of Default and Remedies” below) may exist.

The remaining or acquiring entity will be substituted for the issuer in the indenture with the same effect as if it had been an original party to the indenture, and the issuer will be relieved from any further obligations under the indenture.

No Protection in the Event of a Change of Control

Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Modification of Indentures

We may supplement or amend an indenture if the holders of a majority in aggregate principal amount of the outstanding debt securities of all series issued under the indenture affected by the supplement or amendment consent to it. Further, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive past defaults under the indenture and compliance by us with our covenants with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be supplemented or amended without the consent of each holder affected. Without the consent of each outstanding debt security affected, no modification of the indenture or waiver may:

•	reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;
•	reduce the principal of or extend the fixed maturity of any debt security;
•	reduce the premium payable upon redemption or change the time of the redemption of the debt securities;
•	reduce the rate of or extend the time for payment of interest on any debt security;
•	waive a Default or an Event of Default in the payment of principal of or premium, if any, or interest on the debt securities or a Default of Event of Default in respect of a provision that cannot be amended without the consent of each affected holder;
•	except as otherwise permitted under the indenture, release any security that may have been granted with respect to the debt securities;
•	make any debt security payable in currency other than that stated in such debt security;
•	in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under those provisions;
•	make any change in the provisions of the indenture relating to waivers of past Defaults or Event of Default; or the rights of holders of debt securities to receive payments of principal of or premium, if any, or interest on the debt securities; or
•	make any change in the preceding amendment, supplement and waiver provisions (except to increase any percentage set forth therein).

We may supplement or amend an indenture without the consent of any holders of the debt securities in certain circumstances, including:

•	to provide for the assumption of an issuer’s or guarantor’s obligations to holders of debt securities in the case of a merger or consolidation or disposition of all or substantially all of such issuer’s or guarantor’s assets;
•	to add any additional covenants and related Events of Default;
•	to cure any ambiguity, defect or inconsistency;
•	to secure the debt securities and/or the guarantees;
•	in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of Senior Indebtedness of Vanguard;
•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
•	to add or release guarantors pursuant to the terms of the indenture;
•	to make any changes that do not adversely affect the rights under the indenture of any holder of debt securities;

•	to evidence or provide for the acceptance of appointment under the indenture of a successor trustee; or
•	to establish the form of terms of any series of debt securities.

Events of Default and Remedies

“Event of Default,” when used in an indenture, will mean any of the following with respect to the debt securities of any series:

•	failure to pay when due the principal of or any premium on any debt security of that series, whether or not, in the case of subordinated debt securities, the subordination provisions of the indenture prohibit such payment;
•	failure to pay, within 30 days of the due date, interest on any debt security of that series, whether or not, in the case of subordinated debt securities, the subordination provisions of the indenture prohibit such payment;
•	failure to pay when due any sinking fund payment with respect to any debt securities of that series, whether or not, in the case of subordinated debt securities, the subordination provisions of the indenture prohibit such payment;
•	failure on the part of the issuers to comply with the covenant described under “— Consolidation, Merger or Asset Sale”;
•	failure to perform any other covenant in the indenture that continues for 60 days after written notice is given to the issuers;
•	certain events of bankruptcy, insolvency or reorganization of an issuer; or
•	any other Event of Default provided under the terms of the debt securities of that series.

An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an Event of Default described in the sixth bullet point above occurs, the entire principal of, premium, if any, and accrued interest on, all debt securities then outstanding will be due and payable immediately, without any declaration or other act on the part of the trustee or any holders. If any other Event of Default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of, and accrued interest on, all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in the aggregate principal amount of the debt securities of that series can rescind the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under either indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnification, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for that series of debt securities.

No Limit on Amount of Debt Securities

Neither indenture will limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement. Each indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.

Registration of Notes

We will issue debt securities of a series only in registered form, without coupons, unless otherwise indicated in the prospectus supplement.

Minimum Denominations

Unless the prospectus supplement states otherwise, the debt securities will be issued only in principal amounts of $1,000 each or an integral multiple thereof.

No Personal Liability

None of the past, present or future partners, incorporators, managers, members, directors, officers, employees, unitholders or stockholders of either issuer or any guarantor will have any liability for the obligations of the issuers or any guarantors under either indenture or the debt securities or for any claim based on such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. The waiver may not be effective under federal securities laws, however, and it is the view of the SEC that such a waiver is against public policy.

Payment and Transfer

The trustee will initially act as paying agent and registrar under each indenture. The issuers may change the paying agent or registrar without prior notice to the holders of debt securities, and the issuers or any of their subsidiaries may act as paying agent or registrar.

If a holder of debt securities has given wire transfer instructions to the issuers, the issuers will make all payments on the debt securities in accordance with those instructions. All other payments on the debt securities will be made at the corporate trust office of the trustee, unless the issuers elect to make interest payments by check mailed to the holders at their addresses set forth in the debt security register.

The trustee and any paying agent will repay to us upon request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment as general creditors.

Exchange, Registration and Transfer

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for exchange or registration of transfer at the office of the registrar. The registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that transaction.

We will not be required to:

•	issue, register the transfer of, or exchange any debt securities of a series either during a period of 15 days prior to the mailing of notice of redemption of that series; or
•	register the transfer of or exchange any debt security called for redemption, except the unredeemed portion of any debt security we are redeeming in part.

Provisions Relating only to the Senior Debt Securities

The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating only to the Subordinated Debt Securities

Subordinated Debt Securities Subordinated to Senior Indebtedness

The subordinated debt securities will rank junior in right of payment to all of our Senior Indebtedness. The definition of “Designated Senior Indebtedness” and “Senior Indebtedness” will be set forth in the prospectus supplement. If the subordinated debt securities are guaranteed by any of the subsidiaries of Vanguard, then the guarantees will be subordinated on like terms.

Payment Blockages

The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

•	we or our property (or any guarantor or its property) is involved in any liquidation, bankruptcy or similar proceeding;
•	we fail to pay the principal, interest, any premium or any other amounts on any of our Senior Indebtedness within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or
•	any other default on any of our Designated Senior Indebtedness occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

No Limitation on Amount of Senior Debt

The subordinated indenture will not limit the amount of Senior Indebtedness that we or any guarantor may incur, unless otherwise indicated in the prospectus supplement.

Book Entry, Delivery and Form

The debt securities of a particular series may be issued in whole or in part in the form of one or more global certificates that will be deposited with the trustee as custodian for The Depository Trust Company, New York, New York (“DTC”). This means that we will not issue certificates to each holder, except in the limited circumstances described below. Instead, one or more global debt securities will be issued to DTC, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that DTC, its nominees and their successors may transfer a global debt security as a whole to one another.

Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.

DTC has provided us the following information: DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s Rating Services’ highest rating: AAA. The DTC rules applicable to its Direct Participants are on file with the SEC.

We will wire all payments on the global debt securities to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of the global debt securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

We understand that it is DTC’s current practice, upon receipt of any payment on the global debt securities, to credit Direct Participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by Direct and Indirect Participants to owners of beneficial interests in the global debt securities, and voting by Direct and Indirect Participants, will be governed by the customary practices between the Direct and Indirect Participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the Direct and Indirect Participants and not of DTC, the trustee or us.

Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be eligible or in good standing under applicable law and in either event a successor depositary is not appointed by us within 90 days; or
•	an Event of Default occurs and DTC notifies the trustee of its decision to exchange the global debt security for certificated debt securities.

Satisfaction and Discharge; Defeasance

Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

(a) either:

(1) all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

(2) all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and in any case we have irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust cash sufficient to pay and discharge the entire indebtedness of such debt securities not delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have been due and payable) or the stated maturity or redemption date;

(b) we have paid or caused to be paid all other sums payable by us under the indenture with respect to that series; and

(c) we have delivered an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The debt securities of a particular series will be subject to legal or covenant defeasance to the extent, and upon the terms and conditions, set forth in the prospectus supplement.

Governing Law

Each indenture and all of the debt securities will be governed by the laws of the State of New York.

The Trustee

We will enter into the indentures with a trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities. We may maintain a banking relationship in the ordinary course of business with our trustee and one or more of its affiliates.

Resignation or Removal of Trustee

If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with the terms and conditions of such indenture.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Limitations on Trustee if It Is Our Creditor

Each indenture will contain certain limitations on the right of the trustee, in the event that it becomes a creditor of an issuer or a guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee

Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee must be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF OUR COMMON UNITS

The Common Units

Our common units represent limited liability company interests in us. The holders of common units are entitled to participate in cash distributions and exercise the rights or privileges available to our unitholders under our limited liability company agreement. For a description of the rights and privileges of common units under our limited liability company agreement, including voting rights, please read “Description of Our Limited Liability Company Agreement.”

Our common units trade on the NASDAQ Global Select Market under the symbol “VNR.” Any additional common units we issue will also trade on the NASDAQ Global Select Market. The transfer agent and registrar for our common units is American Stock Transfer & Trust Company, LLC (“AST”).

Our Limited Liability Company Agreement

Holders of our common units are entitled to participate in cash distributions and exercise the rights or privileges available to them under our limited liability company agreement. A copy of our limited liability company agreement is included in our other SEC filings and incorporated by reference in this prospectus.

Issuance of Additional Units

Our limited liability company agreement authorizes us to issue an unlimited number of additional securities and rights to buy securities for the consideration and on the terms and conditions determined by our board of directors without the approval of our unitholders. It is possible that we will fund acquisitions or other initiatives through the issuance of additional common units or other equity securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units and holders of other equity securities entitled to participate in our distributions of available cash. In addition, the issuance of additional common units or other equity securities may dilute the value of the interests of the then-existing holders of common units in our net assets. In accordance with Delaware law and the provisions of our limited liability company agreement, we may also issue additional securities that, as determined by our board of directors, may have special voting rights to which the common units are not entitled. The holders of common units do not have preemptive rights to acquire additional common units or other securities.

Voting Rights

Our common unitholders have the right to vote with respect to the election of our board of directors, certain amendments to our limited liability company agreement, the merger of our company or the sale of all or substantially all of our assets, and the dissolution of our company.

Transfer Agent and Registrar

AST serves as registrar and transfer agent for our common units. We pay all fees charged by the transfer agent for transfers of common units, except the following fees that will be paid by our unitholders:

•	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;
•	special charges for services requested by a holder of a unit; and
•	other similar fees or charges.

There will be no charge to holders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

The transfer agent may at any time resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, we are authorized to act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

By transfer of common units in accordance with our limited liability company agreement, each transferee of common units shall be admitted as a unitholder with respect to the common units transferred when such transfer and admission is reflected on our books and records. Additionally, each transferee of common units:

•	becomes the record holder of the common units;
•	automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our limited liability company agreement;
•	represents that the transferee has the capacity, power and authority to enter into the limited liability company agreement;
•	grants powers of attorney to our officers and the liquidator of our company as specified in the limited liability company agreement; and
•	makes the consents and waivers contained in our limited liability company agreement.

An assignee will become a unitholder of our company for the transferred common units upon the recording of the name of the assignee on our books and records.

Until a unit has been transferred on our books, we and the transfer agent, notwithstanding any notice to the contrary, may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

DESCRIPTION OF OUR SERIES A PREFERRED UNITS

The following description of the Series A Preferred Units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Fifth Amended and Restated Limited Liability Company Agreement (as amended, the “LLC Agreement”), which is incorporated by reference into the registration statement of which this prospectus is a part, and sets forth the terms of the Series A Preferred Units. A copy of the LLC Agreement may be obtained as described under “Where You Can Find More Information.”

General

We may, without notice to or consent of the holders of the then-outstanding Series A Preferred Units, authorize and issue additional Series A Preferred Units and Junior Securities (as defined below and, subject to the limitations described under “— Voting Rights,” Senior Securities and Parity Securities (as defined below)).

The holders of our common units are entitled to receive, to the extent permitted by law, such distributions as may from time to time be declared by our board of directors. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common units are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations.

The Series A Preferred Units will entitle the holders thereof to receive cumulative cash distributions when, as and if declared by our board of directors out of legally available funds for such purpose. When issued and paid for in the manner described in this prospectus, the Series A Preferred Units will be fully paid and nonassessable. Subject to the matters described under “— Liquidation Rights,” each Series A Preferred Unit will generally have a fixed liquidation preference of $25.00 per unit plus an amount equal to accumulated and unpaid distributions thereon to the date fixed for payment, whether or not declared.

The Series A Preferred Units will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series A Preferred Units will rank junior to all of our current and future indebtedness (including indebtedness outstanding under our reserve-based credit facility and our 7.875% Senior Notes due 2020) and other liabilities with respect to assets available to satisfy claims against us. The rights of the Series A Preferred unitholders to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities (including Series B Preferred Units and Series C Preferred Units).

All of the Series A Preferred Units will be represented by a single certificate issued to the Securities Depositary (as defined under “— Book-Entry System”) and registered in the name of its nominee and, so long as a Securities Depositary has been appointed and is serving, no person acquiring Series A Preferred Units will be entitled to receive a certificate representing such units unless applicable law otherwise requires or the Securities Depositary resigns or is no longer eligible to act as such and a successor is not appointed. Please read “— Book-Entry System.”

Except as described below in “— Change of Control,” the Series A Preferred Units will not be convertible into common units or any other securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Series A Preferred Units will not be subject to mandatory redemption or to any sinking fund requirements. The Series A Preferred Units will be subject to redemption, in whole or in part, at our option commencing on June 15, 2023. Please read “— Redemption.”

We have appointed AST as the paying agent (the “Paying Agent”) and the registrar and transfer agent (the “Registrar and Transfer Agent”) for the Series A Preferred Units. The address of the Paying Agent is 6201 15th Avenue, Brooklyn, New York 11219.

Ranking

The Series A Preferred Units will, with respect to anticipated monthly distributions, rank:

•	senior to our common units and Class B Units and to each other class or series of limited liability company interests or other equity securities established after the original issue date of the Series A Preferred Units that is not expressly made senior to or pari passu with the Series A Preferred Units as to the payment of distributions (the “Junior Securities”) (including our common units and Class B Units);
•	pari passu with any class or series of limited liability company interests or other equity securities established after the original issue date of the Series A Preferred Units that is not expressly made senior or subordinated to the Series A Preferred Units as to the payment of distributions (the “Parity Securities”) (including the Series B Preferred Units and Series C Preferred Units); and
•	junior to each other class or series of limited liability company interests or other equity securities established after the original issue date of the Series A Preferred Units that is expressly made senior to the Series A Preferred Units as to the payment of distributions (the “Senior Securities”).

Under the LLC Agreement, we may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series A Preferred Units. Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any units of that series. Our board of directors will also determine the number of units constituting each series of securities. Our ability to issue additional Parity Securities (including Series B Preferred Units and Series C Preferred Units) in certain circumstances or Senior Securities is limited as described under “— Voting Rights.”

Change of Control

Upon the occurrence of a Series A Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Units in whole or in part within 120 days after the first date on which such Series A Change of Control occurred, by paying $25.00 per Series A Preferred Unit, plus all accrued and unpaid distributions to the redemption date. If, prior to the Series A Change of Control Conversion Date (as defined below), we exercise any of our redemption rights as described below under “— Redemption” relating to the Series A Preferred Units, holders of the Series A Preferred Units will not have the conversion right described below. Provided, however, that any cash payment upon a Series A Change of Control shall not be made unless (i) we have completed our change of control offer for our outstanding 7.875% Senior Notes due 2020 and (ii) such payment would be permitted under the restricted payments covenant contained in the indenture governing our 7.875% Senior Notes due 2020. Additionally, any cash payment to Series A Preferred Unit holders will be subject to the limitations contained in the indentures governing any future issuances of senior notes.

“Series A Change of Control” means the occurrence of either of the following after the original issue date of the Series A Preferred Units:

•	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Vanguard and its subsidiaries taken as a whole to any person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); or
•	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of our voting stock, measured by voting power rather than number of our common units, Class B Units, Preferred Units or the like.

Upon the occurrence of a Series A Change of Control, each holder of Series A Preferred Units will have the right (unless, prior to the Series A Change of Control Conversion Date, we provide notice of our election to redeem the Series A Preferred Units as described above) to convert some or all of the Series A Preferred Units held by such holder on the Series A Change of Control Conversion Date into a number of our common units per Series A Preferred Unit to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to the Series A Change of Control Conversion Date (unless the Series A Change of Control Conversion Date is after a record date for a Series A Preferred Unit distribution payment and prior to the corresponding Series A Preferred Unit distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Series A Common Unit Price (as defined below), and
•	1.8083,

subject, in each case, to certain adjustments and to provisions for (i) the receipt of alternative consideration and (ii) splits, combinations and distributions in the form of equity issuances, each as described in greater detail in the LLC Agreement.

If we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Series A Change of Control or our optional redemption right as described below under “— Redemption,” holders of Series A Preferred Units will not have any right to convert the Series A Preferred Units that we have elected to redeem in connection with the Series A Change of Control Conversion Right (as defined below) and any Series A Preferred Units subsequently selected for redemption that have been tendered for conversion will be redeemed on the related redemption date instead of converted on the Series A Change of Control Conversion Date.

“Series A Change of Control Conversion Right” means the right of a holder of Series A Preferred Units to convert some or all of the Series A Preferred Units held by such holder on the Series A Change of Control Conversion Date into a number of our common units per Series A Preferred Unit pursuant to the conversion provisions in the LLC Agreement.

“Series A Change of Control Conversion Date” means the date fixed by our board of directors, in its sole discretion, as the date the Series A Preferred Units are to be converted, which will be a Business Day (as defined below) that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of the Series A Preferred Units.

“Series A Common Unit Price” means (i) the amount of cash consideration per common unit, if the consideration to be received in the Series A Change of Control by the holders of our common units is solely cash; and (ii) the average of the closing prices for our common units on the NASDAQ Global Select Market for the ten consecutive trading days immediately preceding, but not including, the Series A Change of Control Conversion Date, if the consideration to be received in the Series A Change of Control by the holders of our common units is other than solely cash.

Liquidation Rights

We will liquidate in accordance with capital accounts. The holders of outstanding Series A Preferred Units will be specially allocated items of our gross income and gain in a manner designed to achieve, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, a liquidation preference of $25.00 per unit in cash. In addition, holders of outstanding Series A Preferred Units will be entitled to receive an amount equal to accumulated and unpaid distributions thereon to the date fixed for payment of such amount (whether or not declared) prior to our making any liquidation distributions. If the amount of our gross income and gain available to be specially allocated to the Series A Preferred Units is less than the amount necessary to cause the capital account with respect to each Series A Preferred Unit to equal the liquidation preference of $25.00 per unit, then the amount that a holder of Series A Preferred Units would receive upon liquidation may be less than the Series A Liquidation Preference, even though there may be cash available for distribution to the holders of common units, Class B Units or any other Junior Securities with respect to their capital accounts. The rights of the Series A Preferred unitholders to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities (including Series B Preferred Units and Series C Preferred Units).

Voting Rights

The Series A Preferred Units will have no voting rights except as set forth below or as otherwise provided by Delaware law. In the event that eighteen monthly distributions, whether consecutive or not, payable on the Series A Preferred Units are in arrears, the holders of the Series A Preferred Units will have the right, voting as a class together with holders of any other Parity Securities (including Series B Preferred Units and Series C Preferred Units) upon which like voting rights have been conferred and are exercisable, to elect two members of our board of directors, and the size of our board of directors will be increased as needed to accommodate such change. Distributions payable on the Series A Preferred Units will be considered to be in arrears for any monthly period for which full cumulative distributions through the most recent distribution payment date have not been paid on all outstanding Series A Preferred Units. The right of such holders of Series A Preferred Units to elect members of our board of directors will continue until such time as all distributions accumulated and in arrears on the Series A Preferred Units have been paid in full, or funds for the payment thereof have been declared and set aside, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay eighteen monthly distributions as described above. Upon any termination of the right of the holders of the Series A Preferred Units and any other Parity Securities (including Series B Preferred Units and Series C Preferred Units) to vote as a class for such director, the term of office of such director then in office elected by such holders voting as a class will terminate immediately. Any directors elected by the holders of the Series A Preferred Units and any other Parity Securities (including Series B Preferred Units and Series C Preferred Units) shall each be entitled to one vote per director on any matter before our board of directors.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Units, voting as a single class, we may not adopt any amendment to the LLC Agreement that has a material adverse effect on the existing terms of the Series A Preferred Units.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Units, voting as a class together with holders of any other Parity Securities (including Series B Preferred Units and Series C Preferred Units) upon which like voting rights have been conferred and are exercisable, we may not:

•	issue any Parity Securities (including any additional Series B Preferred Units and Series C Preferred Units) or Senior Securities if the cumulative distributions payable on outstanding Series A Preferred Units are in arrears; or
•	create or issue any other class or series of limited liability company interests or other equity securities expressly made senior to the Series A Preferred Units as to the payment of distributions.

On any matter described above in which the holders of the Series A Preferred Units are entitled to vote as a class, such holders will be entitled to one vote per unit. The Series A Preferred Units held by us or any of our subsidiaries or affiliates will not be entitled to vote.

Series A Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Distributions

General

Holders of Series A Preferred Units will be entitled to receive, when, as and if declared by our board of directors out of legally available funds for such purpose, cumulative cash monthly distributions.

Distribution Rate

Distributions on Series A Preferred Units issued in this offering will be cumulative, commencing on the Series A Distribution Payment Date immediately preceding the date such Series A Preferred Units were issued, and payable monthly on each Series A Distribution Payment Date, when, as and if declared by our board of directors or any authorized committee thereof out of legally available funds for such purpose. Distributions on the Series A Preferred Units will accrue at a rate of 7.875% per annum per $25.00 stated liquidation preference per Series A Preferred Unit.

Distribution Payment Dates

The “Series A Distribution Payment Dates” for the Series A Preferred Units will be on the 15th day of each month. Distributions will accumulate in each monthly distribution period from and including the preceding Series A Distribution Payment Date or the initial issue date, as the case may be, to but excluding the applicable Series A Distribution Payment Date for such monthly distribution period, and distributions will accrue on accumulated distributions at the applicable distribution rate. If any Series A Distribution Payment Date otherwise would fall on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Distributions on the Series A Preferred Units will be payable based on a 360-day year consisting of twelve 30-day months. “Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be recognized as such.

Payment of Distributions

Not later than 10:00 a.m., New York City time, on each Series A Distribution Payment Date, we will pay those monthly distributions, if any, on the Series A Preferred Units that have been declared by our board of directors to the holders of such units as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent on the applicable record date. The record date with respect to each Series A Distribution Payment Date will be as of the opening of the applicable exchange on the first Business Day of the month during which the applicable Series A Distribution Payment Date occurs, except that in the case of payments of distributions in arrears, the record date with respect to a Series A Distribution Payment Date will be such date as may be designated by our board of directors in accordance with the LLC Agreement.

So long as the Series A Preferred Units are held of record by the nominee of the Securities Depositary, declared distributions will be paid to the Securities Depositary in same-day funds on each Series A Distribution Payment Date. The Securities Depositary will credit accounts of its participants in accordance with the Securities Depositary’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series A Preferred Units in accordance with the instructions of such beneficial owners.

No monthly distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in units of Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series A Preferred Units and any Parity Securities (including Series B Preferred Units and Series C Preferred Units) through the most recent respective distribution payment dates. Accumulated distributions in arrears for any past distribution period may be declared by our board of directors and paid on any date fixed by our board of directors, whether or not a Series A Distribution Payment Date, to holders of the Series A Preferred Units on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series A Preferred Units and any Parity Securities (including Series B Preferred Units and Series C Preferred Units) have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series A Preferred Units and any Parity Securities (including Series B Preferred Units and Series C Preferred Units) are paid, any partial payment will be made pro rata with respect to the Series A Preferred Units and any Parity Securities (including Series B Preferred Units and Series C Preferred Units) entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such units at such time. Holders of the Series A Preferred Units will not be entitled to any distribution, whether payable in cash, property or units, in excess of full cumulative distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid distributions as described under “— Distributions — Distribution Rate,” no interest or sum of money in lieu of interest will be payable in respect of any distribution payment which may be in arrears on the Series A Preferred Units.

Redemption

Optional Redemption

In the event of a Series A Change of Control (as set forth in “— Change of Control”) or any time on or after June 15, 2023, we may redeem, at our option, in whole or in part, the Series A Preferred Units at a redemption price in cash equal to $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions. Any such redemption is subject to compliance with the provisions of our reserve-based credit facility and the indenture governing our 7.875% Senior Notes due 2020.

Redemption Procedures

We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any units to be redeemed as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (i) the redemption date, (ii) the number of Series A Preferred Units to be redeemed and, if less than all outstanding Series A Preferred Units are to be redeemed, the number (and the identification) of units to be redeemed from such holder, (iii) the redemption price, (iv) the place where the Series A Preferred Units are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (v) that distributions on the units to be redeemed will cease to accumulate from and after such redemption date.

If fewer than all of the outstanding Series A Preferred Units are to be redeemed, the number of units to be redeemed will be determined by us, and such units will be redeemed by such method of selection as the Securities Depositary shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional units. So long as all Series A Preferred Units are held of record by the nominee of the Securities Depositary, we will give notice, or cause notice to be given, to the Securities Depositary of the number of Series A Preferred Units to be redeemed, and the Securities Depositary will determine the number of Series A Preferred Units to be redeemed from the account of each of its participants holding such units in its participant account. Thereafter, each participant will select the number of units to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series A Preferred Units for its own account). A participant may determine to redeem Series A Preferred Units from some beneficial owners (including the participant itself) without redeeming Series A Preferred Units from the accounts of other beneficial owners.

So long as the Series A Preferred Units are held of record by the nominee of the Securities Depositary, the redemption price will be paid by the Paying Agent to the Securities Depositary on the redemption date. The Securities Depositary’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series A Preferred Units as to which notice has been given by 5:00 p.m., New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such units is issued in the name of the Securities Depositary or its nominee) of the certificates therefor. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all distributions on such units will cease to accumulate and all rights of holders of such units as our unitholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid distributions through the date fixed for redemption, whether or not declared.

If only a portion of the Series A Preferred Units represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such units is registered in the name of the Securities Depositary or its nominee), the Paying Agent will issue to the holder of such units a new certificate (or adjust the applicable book-entry account) representing the number of Series A Preferred Units represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption, there will be no redemption of any Series A Preferred Units called for redemption until funds sufficient to pay the full redemption price of such units, including all accumulated and unpaid distributions to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.

We and our affiliates may from time to time purchase Series A Preferred Units, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series A Preferred Units. Any Series A Preferred Units that are redeemed or otherwise acquired by us will be cancelled.

Notwithstanding the foregoing, in the event that full cumulative distributions on the Series A Preferred Units and any Parity Securities (including Series B Preferred Units and Series C Preferred Units) have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preferred Units or Parity Securities (including Series B Preferred Units and Series C Preferred Units) except pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Units and any Parity Securities (including Series B Preferred Units and Series C Preferred Units). Common units, Class B Units and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless full cumulative distributions on the Series A Preferred Units and any Parity Securities (including Series B Preferred Units and Series C Preferred Units) for all prior and the then-ending distribution periods have been paid or declared and set apart for payment.

No Sinking Fund

The Series A Preferred Units will not have the benefit of any sinking fund.

No Fiduciary Duty

We and our officers and directors will not owe any fiduciary duties to holders of the Series A Preferred Units other than a contractual duty of good faith and fair dealing pursuant to the LLC Agreement.

Book-Entry System

All Series A Preferred Units will be represented by a single certificate issued to The Depository Trust Company (and its successors or assigns or any other securities depositary selected by us) (the “Securities Depositary”) and registered in the name of its nominee (initially, Cede & Co.). The Series A Preferred Units will continue to be represented by a single certificate registered in the name of the Securities Depositary or its nominee, and no holder of the Series A Preferred Units will be entitled to receive a certificate evidencing such units unless otherwise required by law or the Securities Depositary gives notice of its intention to resign or is no longer eligible to act as such and we have not selected a substitute Securities Depositary within 60 calendar days thereafter. Payments and communications made by us to holders of the Series A Preferred Units will be duly made by making payments to, and communicating with, the Securities Depositary. Accordingly, unless certificates are available to holders of the Series A Preferred Units, each purchaser of Series A Preferred Units must rely on (i) the procedures of the Securities Depositary and its participants to receive distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting or nominating rights, with respect to such Series A Preferred Units and (ii) the records of the Securities Depositary and its participants to evidence its ownership of such Series A Preferred Units.

So long as the Securities Depositary (or its nominee) is the sole holder of the Series A Preferred Units, no beneficial holder of the Series A Preferred Units will be deemed to be a unitholder of us. The Depository Trust Company, the initial Securities Depositary, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own The Depository Trust Company. The Securities Depositary maintains lists of its participants and will maintain the positions (i.e., ownership interests) held by its participants in the Series A Preferred Units, whether as a holder of the Series A Preferred Units for its own account or as a nominee for another holder of the Series A Preferred Units.

DESCRIPTION OF OUR SERIES B PREFERRED UNITS

The following description of the Series B Preferred Units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the LLC Agreement, which is incorporated by reference into the registration statement of which this prospectus is a part, and sets forth the terms of the Series B Preferred Units. A copy of the LLC Agreement may be obtained as described under “Where You Can Find More Information.”

General

We may, without notice to or consent of the holders of the then-outstanding Series B Preferred Units, authorize and issue additional Series B Preferred Units and Junior Securities and, subject to the limitations described under “— Voting Rights,” Senior Securities and Parity Securities.

The holders of our common units are entitled to receive, to the extent permitted by law, such distributions as may from time to time be declared by our board of directors. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common units are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations.

The Series B Preferred Units will entitle the holders thereof to receive cumulative cash distributions when, as and if declared by our board of directors out of legally available funds for such purpose. When issued and paid for in the manner described in this prospectus, the Series B Preferred Units will be fully paid and nonassessable. Subject to the matters described under “— Liquidation Rights,” each Series B Preferred Unit will generally have a fixed liquidation preference of $25.00 per unit plus an amount equal to accumulated and unpaid distributions thereon to the date fixed for payment, whether or not declared.

The Series B Preferred Units will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series B Preferred Units will rank junior to all of our current and future indebtedness (including indebtedness outstanding under our reserve-based credit facility and our 7.875% Senior Notes due 2020) and other liabilities with respect to assets available to satisfy claims against us. The rights of the Series B Preferred unitholders to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities (including Series A Preferred Units and Series C Preferred Units).

All of the Series B Preferred Units will be represented by a single certificate issued to the Securities Depositary and registered in the name of its nominee and, so long as a Securities Depositary has been appointed and is serving, no person acquiring Series B Preferred Units will be entitled to receive a certificate representing such units unless applicable law otherwise requires or the Securities Depositary resigns or is no longer eligible to act as such and a successor is not appointed. Please read “— Book-Entry System.”

Except as described below in “— Change of Control,” the Series B Preferred Units will not be convertible into common units or any other securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Series B Preferred Units will not be subject to mandatory redemption or to any sinking fund requirements. The Series B Preferred Units will be subject to redemption, in whole or in part, at our option commencing on April 15, 2024. Please read “— Redemption.”

We have appointed AST as the Paying Agent and the Registrar and Transfer Agent for the Series B Preferred Units. The address of the Paying Agent is 6201 15th Avenue, Brooklyn, New York 11219.

Ranking

The Series B Preferred Units will, with respect to anticipated monthly distributions, rank:

•	senior to the Junior Securities (including our common units and Class B Units);
•	pari passu with the Parity Securities (including Series A Preferred Units and Series C Preferred Units); and
•	junior to the Senior Securities.

Under the LLC Agreement, we may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series B Preferred Units. Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any units of that series. Our board of directors will also determine the number of units constituting each series of securities. Our ability to issue additional Parity Securities (including Series A Preferred Units and Series C Preferred Units) in certain circumstances or Senior Securities is limited as described under “— Voting Rights.”

Change of Control

Upon the occurrence of a Series B Change of Control (as defined below), we may, at our option, redeem the Series B Preferred Units in whole or in part within 120 days after the first date on which such Series B Change of Control occurred, by paying $25.00 per Series B Preferred Unit, plus all accrued and unpaid distributions to the redemption date. If, prior to the Series B Change of Control Conversion Date (as defined below), we exercise any of our redemption rights as described below under “— Redemption” relating to the Series B Preferred Units, holders of the Series B Preferred Units will not have the conversion right described below. Provided, however, that any cash payment upon a Series B Change of Control shall not be made unless (i) we have completed our change of control offer for our outstanding 7.875% Senior Notes due 2020 and (ii) such payment would be permitted under the restricted payments covenant contained in the indenture governing our 7.875% Senior Notes due 2020. Additionally, any cash payment to Series B Preferred Unit holders will be subject to the limitations contained in the indentures governing any future issuances of senior notes.

“Series B Change of Control” means the occurrence of either of the following after the original issue date of the Series B Preferred Units:

•	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Vanguard and its subsidiaries taken as a whole to any person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); or
•	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of our voting stock, measured by voting power rather than number of our common units, Class B Units, Preferred Units or the like.

Upon the occurrence of a Series B Change of Control, each holder of Series B Preferred Units will have the right (unless, prior to the Series B Change of Control Conversion Date, we provide notice of our election to redeem the Series B Preferred Units as described above) to convert some or all of the Series B Preferred Units held by such holder on the Series B Change of Control Conversion Date into a number of our common units per Series B Preferred Unit to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to the Series B Change of Control Conversion Date (unless the Series B Change of Control Conversion Date is after a record date for a Series B Preferred Unit distribution payment and prior to the corresponding Series B Preferred Unit distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Series B Common Unit Price (as defined below), and
•	1.660,

subject, in each case, to certain adjustments and to provisions for (i) the receipt of alternative consideration and (ii) splits, combinations and distributions in the form of equity issuances, each as described in greater detail in the LLC Agreement.

If we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Series B Change of Control or our optional redemption right as described below under “— Redemption,” holders of Series B Preferred Units will not have any right to convert the Series B Preferred Units that we have elected to redeem in connection with the Series B Change of Control Conversion

Right (as defined below) and any Series B Preferred Units subsequently selected for redemption that have been tendered for conversion will be redeemed on the related redemption date instead of converted on the Series B Change of Control Conversion Date.

“Series B Change of Control Conversion Right” means the right of a holder of Series B Preferred Units to convert some or all of the Series B Preferred Units held by such holder on the Series B Change of Control Conversion Date into a number of our common units per Series B Preferred Unit pursuant to the conversion provisions in the LLC Agreement.

“Series B Change of Control Conversion Date” means the date fixed by our board of directors, in its sole discretion, as the date the Series B Preferred Units are to be converted, which will be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of the Series B Preferred Units.

“Series B Common Unit Price” means (i) the amount of cash consideration per common unit, if the consideration to be received in the Series B Change of Control by the holders of our common units is solely cash; and (ii) the average of the closing prices for our common units on the NASDAQ Global Select Market for the ten consecutive trading days immediately preceding, but not including, the Series B Change of Control Conversion Date, if the consideration to be received in the Series B Change of Control by the holders of our common units is other than solely cash.

Liquidation Rights

We will liquidate in accordance with capital accounts. The holders of outstanding Series B Preferred Units will be specially allocated items of our gross income and gain in a manner designed to achieve, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, a liquidation preference of $25.00 per unit in cash. In addition, holders of outstanding Series B Preferred Units will be entitled to receive an amount equal to accumulated and unpaid distributions thereon to the date fixed for payment of such amount (whether or not declared) prior to our making any liquidation distributions. If the amount of our gross income and gain available to be specially allocated to the Series B Preferred Units is less than the amount necessary to cause the capital account with respect to each Series B Preferred Unit to equal the liquidation preference of $25.00 per unit, then the amount that a holder of Series B Preferred Units would receive upon liquidation may be less than the Series B Liquidation Preference, even though there may be cash available for distribution to the holders of common units, Class B Units or any other Junior Securities with respect to their capital accounts. The rights of the Series B Preferred unitholders to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities (including Series A Preferred Units and Series C Preferred Units).

Voting Rights

The Series B Preferred Units will have no voting rights except as set forth below or as otherwise provided by Delaware law. In the event that eighteen monthly distributions, whether consecutive or not, payable on the Series B Preferred Units are in arrears, the holders of the Series B Preferred Units will have the right, voting as a class together with holders of any other Parity Securities (including Series A Preferred Units and Series C Preferred Units) upon which like voting rights have been conferred and are exercisable, to elect two members of our board of directors, and the size of our board of directors will be increased as needed to accommodate such change. Distributions payable on the Series B Preferred Units will be considered to be in arrears for any monthly period for which full cumulative distributions through the most recent distribution payment date have not been paid on all outstanding Series B Preferred Units. The right of such holders of Series B Preferred Units to elect members of our board of directors will continue until such time as all distributions accumulated and in arrears on the Series B Preferred Units have been paid in full, or funds for the payment thereof have been declared and set aside, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay eighteen monthly distributions as described above. Upon any termination of the right of the holders of the Series B Preferred Units and any other Parity Securities (including Series A Preferred Units and Series C Preferred Units) to vote as a class for such director, the term of office of such director then in office elected by such holders voting as a class will terminate immediately. Any directors elected by the holders of the Series B Preferred Units and any other

Parity Securities (including Series A Preferred Units and Series C Preferred Units) shall each be entitled to one vote per director on any matter before our board of directors.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Units, voting as a single class, we may not adopt any amendment to the LLC Agreement that has a material adverse effect on the existing terms of the Series B Preferred Units.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Units, voting as a class together with holders of any other Parity Securities (including Series A Preferred Units and Series C Preferred Units) upon which like voting rights have been conferred and are exercisable, we may not:

•	issue any Parity Securities (including any additional Series A Preferred Units and Series C Preferred Units) or Senior Securities if the cumulative distributions payable on outstanding Series B Preferred Units are in arrears; or
•	create or issue any other class or series of limited liability company interests or other equity securities expressly made senior to the Series B Preferred Units as to the payment of distributions.

On any matter described above in which the holders of the Series B Preferred Units are entitled to vote as a class, such holders will be entitled to one vote per unit. The Series B Preferred Units held by us or any of our subsidiaries or affiliates will not be entitled to vote.

Series B Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Distributions

General

Holders of Series B Preferred Units will be entitled to receive, when, as and if declared by our board of directors out of legally available funds for such purpose, cumulative cash monthly distributions.

Distribution Rate

Distributions on Series B Preferred Units issued in this offering will be cumulative, commencing on the Series B Distribution Payment Date immediately preceding the date such Series B Preferred Units were issued, and payable monthly on each Series B Distribution Payment Date, when, as and if declared by our board of directors or any authorized committee thereof out of legally available funds for such purpose. Distributions on the Series B Preferred Units will accrue at a rate of 7.625% per annum per $25.00 stated liquidation preference per Series B Preferred Unit.

Distribution Payment Dates

The “Series B Distribution Payment Dates” for the Series B Preferred Units will be on the 15th day of each month. Distributions will accumulate in each monthly distribution period from and including the preceding Series B Distribution Payment Date or the initial issue date, as the case may be, to but excluding the applicable Series B Distribution Payment Date for such monthly distribution period, and distributions will accrue on accumulated distributions at the applicable distribution rate. If any Series B Distribution Payment Date otherwise would fall on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Distributions on the Series B Preferred Units will be payable based on a 360-day year consisting of twelve 30-day months.

Payment of Distributions

Not later than 10:00 a.m., New York City time, on each Series B Distribution Payment Date, we will pay those monthly distributions, if any, on the Series B Preferred Units that have been declared by our board of directors to the holders of such units as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent on the applicable record date. The record date with respect to each Series B Distribution Payment Date will be as of the opening of the applicable exchange on the first Business Day of the month during which the applicable Series B Distribution Payment Date occurs, except that in the case of payments of distributions in arrears, the record date with respect to a Series B Distribution Payment Date will be such date as may be designated by our board of directors in accordance with the LLC Agreement.

So long as the Series B Preferred Units are held of record by the nominee of the Securities Depositary, declared distributions will be paid to the Securities Depositary in same-day funds on each Series B Distribution Payment Date. The Securities Depositary will credit accounts of its participants in accordance with the Securities Depositary’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series B Preferred Units in accordance with the instructions of such beneficial owners.

No monthly distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in units of Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series B Preferred Units and any Parity Securities (including Series A Preferred Units and Series C Preferred Units) through the most recent respective distribution payment dates. Accumulated distributions in arrears for any past distribution period may be declared by our board of directors and paid on any date fixed by our board of directors, whether or not a Series B Distribution Payment Date, to holders of the Series B Preferred Units on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series B Preferred Units and any Parity Securities (including Series A Preferred Units and Series C Preferred Units) have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series B Preferred Units and any Parity Securities (including Series A Preferred Units and Series C Preferred Units) are paid, any partial payment will be made pro rata with respect to the Series B Preferred Units and any Parity Securities (including Series A Preferred Units and Series C Preferred Units) entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such units at such time. Holders of the Series B Preferred Units will not be entitled to any distribution, whether payable in cash, property or units, in excess of full cumulative distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid distributions as described under “— Distributions — Distribution Rate,” no interest or sum of money in lieu of interest will be payable in respect of any distribution payment which may be in arrears on the Series B Preferred Units.

Redemption

Optional Redemption

In the event of a Series B Change of Control (as set forth in “— Change of Control”) or any time on or after April 15, 2024, we may redeem, at our option, in whole or in part, the Series B Preferred Units at a redemption price in cash equal to $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions. Any such redemption is subject to compliance with the provisions of our reserve-based credit facility and the indenture governing our 7.875% Senior Notes due 2020.

Redemption Procedures

We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any units to be redeemed as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (i) the redemption date, (ii) the number of Series B Preferred Units to be redeemed and, if less than all outstanding Series B Preferred Units are to be redeemed, the number (and the identification) of units to be redeemed from such holder, (iii) the redemption price, (iv) the place where the Series B Preferred Units are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (v) that distributions on the units to be redeemed will cease to accumulate from and after such redemption date.

If fewer than all of the outstanding Series B Preferred Units are to be redeemed, the number of units to be redeemed will be determined by us, and such units will be redeemed by such method of selection as the Securities Depositary shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional units. So long as all Series B Preferred Units are held of record by the nominee of the Securities Depositary, we will give notice, or cause notice to be given, to the Securities Depositary of the number of Series B Preferred Units to be redeemed, and the Securities Depositary will determine the number of Series B Preferred Units to be redeemed from the account of each of its participants holding such units in its participant account. Thereafter, each participant will select the number of units to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series B Preferred Units for its own account). A participant may determine to redeem Series B Preferred Units from some beneficial owners (including the participant itself) without redeeming Series B Preferred Units from the accounts of other beneficial owners.

So long as the Series B Preferred Units are held of record by the nominee of the Securities Depositary, the redemption price will be paid by the Paying Agent to the Securities Depositary on the redemption date. The Securities Depositary’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series B Preferred Units as to which notice has been given by 5:00 p.m., New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such units is issued in the name of the Securities Depositary or its nominee) of the certificates therefor. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all distributions on such units will cease to accumulate and all rights of holders of such units as our unitholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid distributions through the date fixed for redemption, whether or not declared.

If only a portion of the Series B Preferred Units represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such units is registered in the name of the Securities Depositary or its nominee), the Paying Agent will issue to the holder of such units a new certificate (or adjust the applicable book-entry account) representing the number of Series B Preferred Units represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption, there will be no redemption of any Series B Preferred Units called for redemption until funds sufficient to pay the full redemption price of such units, including all accumulated and unpaid distributions to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.

We and our affiliates may from time to time purchase Series B Preferred Units, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series B Preferred Units. Any Series B Preferred Units that are redeemed or otherwise acquired by us will be cancelled.

Notwithstanding the foregoing, in the event that full cumulative distributions on the Series B Preferred Units and any Parity Securities (including Series A Preferred Units and Series C Preferred Units) have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series B Preferred Units or Parity Securities (including Series A Preferred Units and Series C Preferred Units) except pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Units and any Parity Securities (including Series A Preferred Units and Series C Preferred Units). Common units, Class B Units and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless full cumulative distributions on the Series B Preferred Units and any

Parity Securities (including Series A Preferred Units and Series C Preferred Units) for all prior and the then-ending distribution periods have been paid or declared and set apart for payment.

No Sinking Fund

The Series B Preferred Units will not have the benefit of any sinking fund.

No Fiduciary Duty

We and our officers and directors will not owe any fiduciary duties to holders of the Series B Preferred Units other than a contractual duty of good faith and fair dealing pursuant to the LLC Agreement.

Book-Entry System

All Series B Preferred Units will be represented by a single certificate issued to the Securities Depositary and registered in the name of its nominee (initially, Cede & Co.). The Series B Preferred Units will continue to be represented by a single certificate registered in the name of the Securities Depositary or its nominee, and no holder of the Series B Preferred Units will be entitled to receive a certificate evidencing such units unless otherwise required by law or the Securities Depositary gives notice of its intention to resign or is no longer eligible to act as such and we have not selected a substitute Securities Depositary within 60 calendar days thereafter. Payments and communications made by us to holders of the Series B Preferred Units will be duly made by making payments to, and communicating with, the Securities Depositary. Accordingly, unless certificates are available to holders of the Series B Preferred Units, each purchaser of Series B Preferred Units must rely on (i) the procedures of the Securities Depositary and its participants to receive distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting or nominating rights, with respect to such Series B Preferred Units and (ii) the records of the Securities Depositary and its participants to evidence its ownership of such Series B Preferred Units.

So long as the Securities Depositary (or its nominee) is the sole holder of the Series B Preferred Units, no beneficial holder of the Series B Preferred Units will be deemed to be a unitholder of us. The Depository Trust Company, the initial Securities Depositary, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own The Depository Trust Company. The Securities Depositary maintains lists of its participants and will maintain the positions (i.e., ownership interests) held by its participants in the Series B Preferred Units, whether as a holder of the Series B Preferred Units for its own account or as a nominee for another holder of the Series B Preferred Units.

DESCRIPTION OF OUR SERIES C PREFERRED UNITS

The following description of the Series C Preferred Units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the LLC Agreement, which is incorporated by reference into the registration statement of which this prospectus is a part, and sets forth the terms of the Series C Preferred Units. A copy of the LLC Agreement may be obtained as described under “Where You Can Find More Information.”

General

We may, without notice to or consent of the holders of the then-outstanding Series C Preferred Units, authorize and issue additional Series C Preferred Units and Junior Securities and, subject to the limitations described under “— Voting Rights,” Senior Securities and Parity Securities.

The holders of our common units are entitled to receive, to the extent permitted by law, such distributions as may from time to time be declared by our board of directors. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common units are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations.

The Series C Preferred Units will entitle the holders thereof to receive cumulative cash distributions when, as and if declared by our board of directors out of legally available funds for such purpose. When issued and paid for in the manner described in this prospectus, the Series C Preferred Units will be fully paid and nonassessable. Subject to the matters described under “— Liquidation Rights,” each Series C Preferred Unit will generally have a fixed liquidation preference of $25.00 per unit plus an amount equal to accumulated and unpaid distributions thereon to the date fixed for payment, whether or not declared.

The Series C Preferred Units will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series C Preferred Units will rank junior to all of our current and future indebtedness (including indebtedness outstanding under our reserve-based credit facility and our 7.875% Senior Notes due 2020) and other liabilities with respect to assets available to satisfy claims against us. The rights of the Series C Preferred unitholders to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities (including Series A Preferred Units and Series B Preferred Units).

All of the Series C Preferred Units will be represented by a single certificate issued to the Securities Depositary and registered in the name of its nominee and, so long as a Securities Depositary has been appointed and is serving, no person acquiring Series C Preferred Units will be entitled to receive a certificate representing such units unless applicable law otherwise requires or the Securities Depositary resigns or is no longer eligible to act as such and a successor is not appointed. Please read “— Book-Entry System.”

Except as described below in “— Change of Control,” the Series C Preferred Units will not be convertible into common units or any other securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Series C Preferred Units will not be subject to mandatory redemption or to any sinking fund requirements. The Series C Preferred Units will be subject to redemption, in whole or in part, at our option commencing on October 15, 2024. Please read “— Redemption.”

We have appointed AST as the Paying Agent and the Registrar and Transfer Agent for the Series C Preferred Units. The address of the Paying Agent is 6201 15th Avenue, Brooklyn, New York 11219.

Ranking

The Series C Preferred Units will, with respect to anticipated monthly distributions, rank:

•	senior to the Junior Securities (including our common units and Class B Units);
•	pari passu with the Parity Securities (including Series A Preferred Units and Series B Preferred Units); and
•	junior to the Senior Securities.

Under the LLC Agreement, we may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series C Preferred Units. Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any units of that series. Our board of directors will also determine the number of units constituting each series of securities. Our ability to issue additional Parity Securities (including Series A Preferred Units and Series B Preferred Units) in certain circumstances or Senior Securities is limited as described under “— Voting Rights.”

Change of Control

Upon the occurrence of a Series C Change of Control (as defined below), we may, at our option, redeem the Series C Preferred Units in whole or in part within 120 days after the first date on which such Series C Change of Control occurred, by paying $25.00 per Series C Preferred Unit, plus all accrued and unpaid distributions to the redemption date. If, prior to the Series C Change of Control Conversion Date (as defined below), we exercise any of our redemption rights as described below under “— Redemption” relating to the Series C Preferred Units, holders of the Series C Preferred Units will not have the conversion right described below. Provided, however, that any cash payment upon a Series C Change of Control shall not be made unless (i) we have completed our change of control offer for our outstanding 7.875% Senior Notes due 2020 and (ii) such payment would be permitted under the restricted payments covenant contained in the indenture governing our 7.875% Senior Notes due 2020. Additionally, any cash payment to Series C Preferred Unit holders will be subject to the limitations contained in the indentures governing any future issuances of senior notes.

“Series C Change of Control” means the occurrence of either of the following after the original issue date of the Series C Preferred Units:

•	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Vanguard and its subsidiaries taken as a whole to any person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); or
•	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of our voting stock, measured by voting power rather than number of our common units, Class B Units, Preferred Units or the like.

Upon the occurrence of a Series C Change of Control, each holder of Series C Preferred Units will have the right (unless, prior to the Series C Change of Control Conversion Date, we provide notice of our election to redeem the Series C Preferred Units as described above) to convert some or all of the Series C Preferred Units held by such holder on the Series C Change of Control Conversion Date into a number of our common units per Series C Preferred Unit to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to the Series C Change of Control Conversion Date (unless the Series C Change of Control Conversion Date is after a record date for a Series C Preferred Unit distribution payment and prior to the corresponding Series C Preferred Unit distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Series C Common Unit Price (as defined below), and
•	1.70590,

subject, in each case, to certain adjustments and to provisions for (i) the receipt of alternative consideration and (ii) splits, combinations and distributions in the form of equity issuances, each as described in greater detail in the LLC Agreement.

If we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Series C Change of Control or our optional redemption right as described below under “— Redemption,” holders of Series C Preferred Units will not have any right to convert the Series C Preferred Units that we have elected to redeem in connection with the Series C Change of Control Conversion

Right (as defined below) and any Series C Preferred Units subsequently selected for redemption that have been tendered for conversion will be redeemed on the related redemption date instead of converted on the Series C Change of Control Conversion Date.

“Series C Change of Control Conversion Right” means the right of a holder of Series C Preferred Units to convert some or all of the Series C Preferred Units held by such holder on the Series C Change of Control Conversion Date into a number of our common units per Series C Preferred Unit pursuant to the conversion provisions in the LLC Agreement.

“Series C Change of Control Conversion Date” means the date fixed by our board of directors, in its sole discretion, as the date the Series C Preferred Units are to be converted, which will be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of the Series C Preferred Units.

“Series C Common Unit Price” means (i) the amount of cash consideration per common unit, if the consideration to be received in the Series C Change of Control by the holders of our common units is solely cash; and (ii) the average of the closing prices for our common units on the NASDAQ Global Select Market for the ten consecutive trading days immediately preceding, but not including, the Series C Change of Control Conversion Date, if the consideration to be received in the Series C Change of Control by the holders of our common units is other than solely cash.

Liquidation Rights

We will liquidate in accordance with capital accounts. The holders of outstanding Series C Preferred Units will be specially allocated items of our gross income and gain in a manner designed to achieve, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, a liquidation preference of $25.00 per unit in cash. In addition, holders of outstanding Series C Preferred Units will be entitled to receive an amount equal to accumulated and unpaid distributions thereon to the date fixed for payment of such amount (whether or not declared) prior to our making any liquidation distributions. If the amount of our gross income and gain available to be specially allocated to the Series C Preferred Units is less than the amount necessary to cause the capital account with respect to each Series C Preferred Unit to equal the liquidation preference of $25.00 per unit, then the amount that a holder of Series C Preferred Units would receive upon liquidation may be less than the Series C Liquidation Preference, even though there may be cash available for distribution to the holders of common units, Class B Units or any other Junior Securities with respect to their capital accounts. The rights of the Series C Preferred unitholders to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities (including Series A Preferred Units and Series B Preferred Units).

Voting Rights

The Series C Preferred Units will have no voting rights except as set forth below or as otherwise provided by Delaware law. In the event that eighteen monthly distributions, whether consecutive or not, payable on the Series C Preferred Units are in arrears, the holders of the Series C Preferred Units will have the right, voting as a class together with holders of any other Parity Securities (including Series A Preferred Units and Series B Preferred Units) upon which like voting rights have been conferred and are exercisable, to elect two members of our board of directors, and the size of our board of directors will be increased as needed to accommodate such change. Distributions payable on the Series C Preferred Units will be considered to be in arrears for any monthly period for which full cumulative distributions through the most recent distribution payment date have not been paid on all outstanding Series C Preferred Units. The right of such holders of Series C Preferred Units to elect members of our board of directors will continue until such time as all distributions accumulated and in arrears on the Series C Preferred Units have been paid in full, or funds for the payment thereof have been declared and set aside, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay eighteen monthly distributions as described above. Upon any termination of the right of the holders of the Series C Preferred Units and any other Parity Securities (including Series A Preferred Units and Series B Preferred Units) to vote as a class for such director, the term of office of such director then in office elected by such holders voting as a class will terminate immediately. Any directors elected by the holders of the Series C Preferred Units and any other

Parity Securities (including Series A Preferred Units and Series B Preferred Units) shall each be entitled to one vote per director on any matter before our board of directors.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series C Preferred Units, voting as a single class, we may not adopt any amendment to the LLC Agreement that has a material adverse effect on the existing terms of the Series C Preferred Units.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series C Preferred Units, voting as a class together with holders of any other Parity Securities (including Series A Preferred Units and Series B Preferred Units) upon which like voting rights have been conferred and are exercisable, we may not:

•	issue any Parity Securities (including any additional Series A Preferred Units and Series B Preferred Units) or Senior Securities if the cumulative distributions payable on outstanding Series C Preferred Units are in arrears; or
•	create or issue any other class or series of limited liability company interests or other equity securities expressly made senior to the Series C Preferred Units as to the payment of distributions.

On any matter described above in which the holders of the Series C Preferred Units are entitled to vote as a class, such holders will be entitled to one vote per unit. The Series C Preferred Units held by us or any of our subsidiaries or affiliates will not be entitled to vote.

Series C Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Distributions

General

Holders of Series C Preferred Units will be entitled to receive, when, as and if declared by our board of directors out of legally available funds for such purpose, cumulative cash monthly distributions.

Distribution Rate

Distributions on Series C Preferred Units issued in this offering will be cumulative, commencing on the Series C Distribution Payment Date immediately preceding the date such Series C Preferred Units were issued, and payable monthly on each Series C Distribution Payment Date, when, as and if declared by our board of directors or any authorized committee thereof out of legally available funds for such purpose. Distributions on the Series C Preferred Units will accrue at a rate of 7.75% per annum per $25.00 stated liquidation preference per Series C Preferred Unit.

Distribution Payment Dates

The “Series C Distribution Payment Dates” for the Series C Preferred Units will be on the 15th day of each month. Distributions will accumulate in each monthly distribution period from and including the preceding Series C Distribution Payment Date or the initial issue date, as the case may be, to but excluding the applicable Series C Distribution Payment Date for such monthly distribution period, and distributions will accrue on accumulated distributions at the applicable distribution rate. If any Series C Distribution Payment Date otherwise would fall on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Distributions on the Series C Preferred Units will be payable based on a 360-day year consisting of twelve 30-day months.

Payment of Distributions

Not later than 10:00 a.m., New York City time, on each Series C Distribution Payment Date, we will pay those monthly distributions, if any, on the Series C Preferred Units that have been declared by our board of directors to the holders of such units as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent on the applicable record date. The record date with respect to each Series C Distribution Payment Date will be as of the opening of the applicable exchange on the first Business Day of the month during which the applicable Series C Distribution Payment Date occurs, except that in the case of payments of distributions in arrears, the record date with respect to a Series C Distribution Payment Date will be such date as may be designated by our board of directors in accordance with the LLC Agreement.

So long as the Series C Preferred Units are held of record by the nominee of the Securities Depositary, declared distributions will be paid to the Securities Depositary in same-day funds on each Series C Distribution Payment Date. The Securities Depositary will credit accounts of its participants in accordance with the Securities Depositary’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series C Preferred Units in accordance with the instructions of such beneficial owners.

No monthly distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in units of Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series C Preferred Units and any Parity Securities (including Series A Preferred Units and Series B Preferred Units) through the most recent respective distribution payment dates. Accumulated distributions in arrears for any past distribution period may be declared by our board of directors and paid on any date fixed by our board of directors, whether or not a Series C Distribution Payment Date, to holders of the Series C Preferred Units on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series C Preferred Units and any Parity Securities (including Series A Preferred Units and Series B Preferred Units) have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series C Preferred Units and any Parity Securities (including Series A Preferred Units and Series B Preferred Units) are paid, any partial payment will be made pro rata with respect to the Series C Preferred Units and any Parity Securities (including Series A Preferred Units and Series B Preferred Units) entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such units at such time. Holders of the Series C Preferred Units will not be entitled to any distribution, whether payable in cash, property or units, in excess of full cumulative distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid distributions as described under “— Distributions — Distribution Rate,” no interest or sum of money in lieu of interest will be payable in respect of any distribution payment which may be in arrears on the Series C Preferred Units.

Redemption

Optional Redemption

In the event of a Series C Change of Control (as set forth in “— Change of Control”) or any time on or after October 15, 2024, we may redeem, at our option, in whole or in part, the Series C Preferred Units at a redemption price in cash equal to $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions. Any such redemption is subject to compliance with the provisions of our reserve-based credit facility and the indenture governing our 7.875% Senior Notes due 2020.

Redemption Procedures

We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any units to be redeemed as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (i) the redemption date, (ii) the number of Series C Preferred Units to be redeemed and, if less than all outstanding Series C Preferred Units are to be redeemed, the number (and the identification) of units to be redeemed from such holder, (iii) the redemption price, (iv) the place where the Series C Preferred Units are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (v) that distributions on the units to be redeemed will cease to accumulate from and after such redemption date.

If fewer than all of the outstanding Series C Preferred Units are to be redeemed, the number of units to be redeemed will be determined by us, and such units will be redeemed by such method of selection as the Securities Depositary shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional units. So long as all Series C Preferred Units are held of record by the nominee of the Securities Depositary, we will give notice, or cause notice to be given, to the Securities Depositary of the number of Series C Preferred Units to be redeemed, and the Securities Depositary will determine the number of Series C Preferred Units to be redeemed from the account of each of its participants holding such units in its participant account. Thereafter, each participant will select the number of units to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series C Preferred Units for its own account). A participant may determine to redeem Series C Preferred Units from some beneficial owners (including the participant itself) without redeeming Series C Preferred Units from the accounts of other beneficial owners.

So long as the Series C Preferred Units are held of record by the nominee of the Securities Depositary, the redemption price will be paid by the Paying Agent to the Securities Depositary on the redemption date. The Securities Depositary’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series C Preferred Units as to which notice has been given by 5:00 p.m., New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such units is issued in the name of the Securities Depositary or its nominee) of the certificates therefor. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all distributions on such units will cease to accumulate and all rights of holders of such units as our unitholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid distributions through the date fixed for redemption, whether or not declared.

If only a portion of the Series C Preferred Units represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such units is registered in the name of the Securities Depositary or its nominee), the Paying Agent will issue to the holder of such units a new certificate (or adjust the applicable book-entry account) representing the number of Series C Preferred Units represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption, there will be no redemption of any Series C Preferred Units called for redemption until funds sufficient to pay the full redemption price of such units, including all accumulated and unpaid distributions to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.

We and our affiliates may from time to time purchase Series C Preferred Units, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series C Preferred Units. Any Series C Preferred Units that are redeemed or otherwise acquired by us will be cancelled.

Notwithstanding the foregoing, in the event that full cumulative distributions on the Series C Preferred Units and any Parity Securities (including Series A Preferred Units and Series B Preferred Units) have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series C Preferred Units or Parity Securities (including Series A Preferred Units and Series B Preferred Units) except pursuant to a purchase or exchange offer made on the same terms to all holders of Series C Preferred Units and any Parity Securities (including Series A Preferred Units and Series B Preferred Units). Common units, Class B Units and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless full cumulative distributions on the Series C Preferred Units and any

Parity Securities (including Series A Preferred Units and Series B Preferred Units) for all prior and the then-ending distribution periods have been paid or declared and set apart for payment.

No Sinking Fund

The Series C Preferred Units will not have the benefit of any sinking fund.

No Fiduciary Duty

We and our officers and directors will not owe any fiduciary duties to holders of the Series C Preferred Units other than a contractual duty of good faith and fair dealing pursuant to the LLC Agreement.

Book-Entry System

All Series C Preferred Units will be represented by a single certificate issued to the Securities Depositary and registered in the name of its nominee (initially, Cede & Co.). The Series C Preferred Units will continue to be represented by a single certificate registered in the name of the Securities Depositary or its nominee, and no holder of the Series C Preferred Units will be entitled to receive a certificate evidencing such units unless otherwise required by law or the Securities Depositary gives notice of its intention to resign or is no longer eligible to act as such and we have not selected a substitute Securities Depositary within 60 calendar days thereafter. Payments and communications made by us to holders of the Series C Preferred Units will be duly made by making payments to, and communicating with, the Securities Depositary. Accordingly, unless certificates are available to holders of the Series C Preferred Units, each purchaser of Series C Preferred Units must rely on (i) the procedures of the Securities Depositary and its participants to receive distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting or nominating rights, with respect to such Series C Preferred Units and (ii) the records of the Securities Depositary and its participants to evidence its ownership of such Series C Preferred Units.

So long as the Securities Depositary (or its nominee) is the sole holder of the Series C Preferred Units, no beneficial holder of the Series C Preferred Units will be deemed to be a unitholder of us. The Depository Trust Company, the initial Securities Depositary, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own The Depository Trust Company. The Securities Depositary maintains lists of its participants and will maintain the positions (i.e., ownership interests) held by its participants in the Series C Preferred Units, whether as a holder of the Series C Preferred Units for its own account or as a nominee for another holder of the Series C Preferred Units.

CASH DISTRIBUTION POLICY

Distributions of Available Cash

Our limited liability company agreement requires that, within 90 days after the end of each quarter, we distribute all of our available cash to our common and Class B unitholders of record. We pay distributions on our common units on a monthly basis to unitholders of record on the applicable record date. The total monthly distributions attributable to each quarter equal 100% of available cash with respect to such quarter.

Definition of Available Cash

Available cash generally means, for each fiscal quarter, all cash on hand at the end of the quarter less the amount of cash reserves established by our board of directors to:

•	provide for the proper conduct of our business (including reserves for acquisitions of additional oil and natural gas properties, future capital expenditures, future debt service requirements and anticipated credit needs);
•	comply with applicable law, any of our debt instruments or other agreements; or
•	provide funds for distribution to our unitholders for any one or more of the next four quarters;

plus all cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter for which the determination is being made. Working capital borrowings are generally borrowings that will be made under our reserve based credit facility and in all cases are used solely for working capital purposes or to pay distributions to our unitholders.

Distributions of Cash Upon Liquidation

If we dissolve in accordance with our limited liability company agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

Adjustments to Capital Accounts

We will make adjustments to capital accounts upon the issuance of additional common units. In doing so, we will allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders in the same manner as we allocate gain or loss upon liquidation.

DESCRIPTION OF OUR LIMITED LIABILITY COMPANY AGREEMENT

The following is a summary of the material provisions of our limited liability company agreement. We will provide prospective investors with a copy of the form of this agreement upon request at no charge.

We summarize the following provisions of our limited liability company agreement elsewhere in this prospectus:

•	with regard to distributions of available cash, please read “Cash Distribution Policy.”
•	with regard to the transfer of units, please read “Description of Our Common Units — Transfer of Common Units.”
•	with regard to allocations of taxable income and taxable loss, please read “Material U.S. Federal Income Tax Considerations.”

Organization

Our company was formed in October 2006 and will remain in existence until dissolved in accordance with our limited liability company agreement.

Purpose

Under our limited liability company agreement, we are permitted to engage, directly or indirectly, in any activity that our board of directors approves and that a limited liability company organized under Delaware law lawfully may conduct; provided, that our board of directors shall not cause us to engage, directly or indirectly, in any business activities that it determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

Although our board of directors has the ability to cause us and our operating subsidiaries to engage in activities other than the exploitation, development and production of oil and natural gas reserves, our board of directors has no current plans to do so. Our board of directors is authorized in general to perform all acts it deems to be necessary or appropriate to carry out our purposes and to conduct our business.

Fiduciary Duties

Our limited liability company agreement provides that our business and affairs shall be managed under the direction of our board of directors, which shall have the power to appoint our officers. Our limited liability company agreement further provides that the authority and function of our board of directors and officers shall be identical to the authority and functions of a board of directors and officers of a corporation organized under the Delaware General Corporation Law (“DGCL”). Finally, our limited liability company agreement provides that except as specifically provided therein, the fiduciary duties and obligations owed by our officers and directors to us and to our members shall be the same as the respective duties and obligations owed by officers and directors of a corporation organized under the DGCL to their corporation and stockholders, respectively. Our limited liability company agreement permits affiliates of our directors to invest or engage in other businesses or activities that compete with us. In addition, our limited liability company agreement establishes a conflicts committee of our board of directors, consisting solely of independent directors, which will upon referral from our board of directors be authorized to review transactions involving potential conflicts of interest. If the conflicts committee approves such a transaction, or if a transaction is on terms generally available from third parties or an action is taken that is fair and reasonable to the company, you will not be able to assert that such approval constituted a breach of fiduciary duties owed to you by our directors and officers.

Agreement to be Bound by Limited Liability Company Agreement; Power of Attorney

By purchasing a common unit in us, you will be admitted as a unitholder of our company and will be deemed to have agreed to be bound by the terms of our limited liability company agreement. Pursuant to our limited liability company agreement, each unitholder and each person who acquires a unit from a unitholder grants to our board of directors (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our board of directors the authority to make certain amendments to, and to make consents and waivers under and in accordance with, our limited liability company agreement.

Capital Contributions

Unitholders are not obligated to make additional capital contributions, except as described below under “— Limited Liability.”

Limited Liability

Unlawful Distributions.  The Delaware Limited Liability Company Act (the “Delaware Act”) provides that a unitholder who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the company for the amount of the distribution for three years. Under the Delaware Act, a limited liability company may not make a distribution to a unitholder if, after the distribution, all liabilities of the company, other than liabilities to unitholders on account of their membership interests and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. For the purpose of determining the fair value of the assets of a company, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware Act, an assignee who becomes a substituted unitholder of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to him at the time he became a unitholder and that could not be ascertained from the limited liability company agreement.

Failure to Comply with the Limited Liability Provisions of Jurisdictions in Which We Do Business. We conduct business only in the states of Alabama, Arkansas, Colorado, Louisiana, Mississippi, Montana, New Mexico, North Dakota, Oklahoma, Texas and Wyoming. In the future, we may decide to conduct business in other states, and maintenance of limited liability for us, as a member of our operating subsidiaries, may require compliance with legal requirements in the jurisdictions in which the operating subsidiaries conduct business, including qualifying our subsidiaries to do business there. Limitations on the liability of unitholders for the obligations of a limited liability company have not been clearly established in many jurisdictions. We will operate in a manner that our board of directors considers reasonable and necessary or appropriate to preserve the limited liability of our unitholders.

Voting Rights

The following matters require the unitholder vote specified below:

Election of members of the board of directors	We currently have five directors. Our limited liability company agreement provides that we shall maintain a board of not less than three members. Holders of our units, voting together as a single class, elect our directors. Please read “— Election of Members of Our Board of Directors.”
Issuance of additional units	No approval right. Please read “— Issuance of Additional Securities.”
Amendment of the limited liability company agreement	Certain amendments may be made by our board of directors without the approval of the unitholders. Other amendments generally require the approval of a unit majority. Please read “— Amendment of Our Limited Liability Company Agreement.”
Merger of our company or the sale of all or substantially all of our assets	Unit majority. Please read “— Merger, Sale or Other Disposition of Assets.”
Dissolution of our company	Unit majority. Please read “— Termination and Dissolution.”

Matters requiring the approval of a “unit majority” require the approval of a majority of the outstanding units.

Issuance of Additional Securities

Our limited liability company agreement authorizes us to issue an unlimited number of additional securities and authorizes us to buy securities for the consideration and on the terms and conditions determined by our board of directors without the approval of our unitholders.

It is possible that we will fund acquisitions through the issuance of additional units or other equity securities. Holders of any additional units we issue will be entitled to share equally with the then-existing holders of units in our distributions of available cash. In addition, the issuance of additional units or other equity securities may dilute the value of the interests of the then-existing holders of units in our net assets.

In accordance with Delaware law and the provisions of our limited liability company agreement, we may also issue additional securities that, as determined by our board of directors, may have special voting or other rights to which the units are not entitled.

The holders of units will not have preemptive or preferential rights to acquire additional units or other securities.

Election of Members of Our Board of Directors

At our annual meeting of unitholders, members of our board of directors were elected by our unitholders and will be subject to re-election on an annual basis at our next annual meeting of unitholders.

Removal of Members of Our Board of Directors

Any director may be removed, with or without cause, by the holders of a majority of the outstanding units then entitled to vote at an election of directors.

Amendment of Our Limited Liability Company Agreement

General.  Amendments to our limited liability company agreement may be proposed only by or with the consent of our board of directors. To adopt a proposed amendment, other than the amendments discussed below, our board of directors is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of our unitholders to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

Prohibited Amendments.  No amendment may be made that would:

•	enlarge the obligations of any unitholder without its consent, unless approved by at least a majority of the type or class of member interests so affected;
•	provide that we are not dissolved upon an election to dissolve our company by our board of directors that is approved by a unit majority;
•	change the term of existence of our company; or
•	give any person the right to dissolve our company other than our board of directors’ right to dissolve our company with the approval of a unit majority.

The provision of our limited liability company agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 75% of the outstanding units, voting together as a single class.

No Unitholder Approval.  Our board of directors may generally make amendments to our limited liability company agreement without the approval of any unitholder or assignee to reflect:

•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;
•	the admission, substitution, withdrawal or removal of members in accordance with our limited liability company agreement;

•	a change that our board of directors determines to be necessary or appropriate for us to qualify or continue our qualification as a company in which our members have limited liability under the laws of any state or to ensure that neither we, our operating subsidiaries nor any of its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;
•	an amendment that is necessary, in the opinion of our counsel, to prevent us, members of our board, or our officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974 (“ERISA”) whether or not substantially similar to plan asset regulations currently applied or proposed;
•	an amendment that our board of directors determines to be necessary or appropriate for the authorization of additional securities or rights to acquire securities;
•	any amendment expressly permitted in our limited liability company agreement to be made by our board of directors acting alone;
•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our limited liability company agreement;
•	any amendment that our board of directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our limited liability company agreement;
•	a change in our fiscal year or taxable year and related changes;
•	a merger, conversion or conveyance effected in accordance with the limited liability company agreement; and
•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our board of directors may make amendments to our limited liability company agreement without the approval of any unitholder or assignee if our board of directors determines that those amendments:

•	do not adversely affect the unitholders (including any particular class of unitholders as compared to other classes of unitholders) in any material respect;
•	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;
•	are necessary or appropriate to facilitate the trading of units or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the units are or will be listed for trading, compliance with any of which our board of directors deems to be in the best interests of us and our unitholders;
•	are necessary or appropriate for any action taken by our board of directors relating to splits or combinations of units under the provisions of our limited liability company agreement; or
•	are required to effect the intent expressed in this prospectus or the intent of the provisions of our limited liability company agreement or are otherwise contemplated by our limited liability company agreement.

Opinion of Counsel and Unitholder Approval.  Our board of directors will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to our unitholders or result in our being treated as an entity for federal income tax purposes if one of the amendments described above under “— Amendment of Our Limited Liability Company Agreement — No Unitholder Approval” should occur. No other amendments to our limited liability company agreement will become effective without the approval of holders of at least 90% of the units unless we obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any unitholder of our company.

Any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action is required to be approved by the affirmative vote of unitholders whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced.

Merger, Sale or Other Disposition of Assets

Our board of directors is generally prohibited, without the prior approval of the holders of a unit majority from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries, provided that our board of directors may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without that approval. Our board of directors may also sell all or substantially all of our assets under a foreclosure or other realization upon the encumbrances above without that approval.

If the conditions specified in the limited liability company agreement are satisfied, our board of directors may merge our company or any of its subsidiaries into, or convey all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity. The unitholders are not entitled to dissenters’ rights of appraisal under the limited liability company agreement or applicable Delaware law in the event of a merger or consolidation, a sale of all or substantially all of our assets or any other transaction or event.

Termination and Dissolution

We will continue as a company until terminated under our limited liability company agreement. We will dissolve upon: (i) the election of our board of directors to dissolve us, if approved by the holders of a unit majority; (ii) the sale, exchange or other disposition of all or substantially all of the assets and properties of our company and our subsidiaries; or (iii) the entry of a decree of judicial dissolution of our company.

Liquidation and Distribution of Proceeds

Upon our dissolution, the liquidator authorized to wind up our affairs will, acting with all of the powers of our board of directors that the liquidator deems necessary or desirable in its judgment, liquidate our assets and apply the proceeds of the liquidation as provided in “Cash Distribution Policy — Distributions of Cash Upon Liquidation.” The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to unitholders in kind if it determines that a sale would be impractical or would cause undue loss to our unitholders.

Anti-Takeover Provisions

Our limited liability company agreement contains specific provisions that are intended to discourage a person or group from attempting to take control of our company without the approval of our board of directors. Specifically, our limited liability company agreement provides that we will elect to have Section 203 of the DGCL apply to transactions in which an interested common unitholder (as described below) seeks to enter into a merger or business combination with us. Under this provision, such a holder will not be permitted to enter into a merger or business combination with us unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the common unitholder’s becoming an interested common unitholder;
•	upon consummation of the transaction that resulted in the common unitholder becoming an interested common unitholder, the interested common unitholder owned at least 85% of our outstanding common units at the time the transaction commenced, excluding for purposes of determining the number of common units outstanding those common units owned (i) by persons who are directors and also officers and (ii) by employee common unit plans in which employee participants do not have the right to determine confidentially whether common units held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time the business combination is approved by our board of directors and authorized at an annual or special meeting of our common unitholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting common units that are not owned by the interested common unitholder.

Section 203 defines “business combinations” to include:

•	any merger or consolidation involving the company and the interested common unitholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the company involving the interested common unitholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the company of any common units of the company to the interested common unitholder;
•	any transaction involving the company that has the effect of increasing the proportionate share of the units of any class or series of the company beneficially owned by the interested common unitholder; or
•	the receipt by the interested common unitholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the company.

In general, by reference to Section 203, an “interested common unitholder” is any person or entity that beneficially owns (or within three years owned) 15% or more of the outstanding common units of the company and any entity or person affiliated with or controlling or controlled by such entity or person.

The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for common units held by common unitholders.

Our limited liability agreement also restricts the voting rights of common unitholders by providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than persons who acquire such units with the prior approval of the board of directors, cannot vote on any matter.

Limited Call Right

If at any time any person owns more than 90% of the then-issued and outstanding membership interests of any class, such person will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining membership interests of the class held by unaffiliated persons as of a record date to be selected by our management, on at least 10 but not more than 60 days’ notice. The unitholders are not entitled to dissenters’ rights of appraisal under the limited liability company agreement or applicable Delaware law if this limited call right is exercised. The purchase price in the event of this purchase is the greater of:

•	the highest cash price paid by such person for any membership interests of the class purchased within the 90 days preceding the date on which such person first mails notice of its election to purchase those membership interests; or
•	the closing market price as of the date three days before the date the notice is mailed.

As a result of this limited call right, a holder of membership interests in our company may have his membership interests purchased at an undesirable time or price. Please read “Risk Factors — Risks Related to Our Structure” in our most recent annual report on Form 10-K. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his units in the market. Please read “Material U.S. Federal Income Tax Considerations — Disposition of Common Units.”

Meetings; Voting

All notices of meetings of unitholders shall be sent or otherwise given in accordance with Section 11.4 of our limited liability company agreement not less than 10 nor more than 60 days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the unitholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board of directors intends to present for election. Any previously scheduled meeting of the unitholders may be postponed, and any special meeting of the unitholders may be cancelled, by resolution of the board of directors upon public notice given prior to the date previously scheduled for such meeting of unitholders.

Units that are owned by an assignee who is a record holder, but who has not yet been admitted as a unitholder, shall be voted at the written direction of the record holder by a proxy designated by our board of directors. Absent direction of this kind, the units will not be voted, except that units held by us on behalf of non-citizen assignees shall be voted in the same ratios as the votes of unitholders on other units are cast.

Any action required or permitted to be taken by our unitholders must be effected at a duly called annual or special meeting of unitholders and may not be effected by any consent in writing by such unitholders.

Meetings of the unitholders may only be called by a majority of our board of directors. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called represented in person or by proxy shall constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum shall be the greater percentage.

Each record holder of a unit has a vote according to his percentage interest in us, although additional units having special voting rights could be issued. Please read “— Issuance of Additional Securities.” Units held in nominee or street name accounts will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of units under our limited liability company agreement will be delivered to the record holder by us or by the transfer agent.

Non-Citizen Assignees; Redemption

If we or any of our subsidiaries are or become subject to federal, state or local laws or regulations that, in the reasonable determination of our board of directors, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any unitholder or assignee, we may redeem, upon 30 days’ advance notice, the units held by the unitholder or assignee at their current market price. To avoid any cancellation or forfeiture, our board of directors may require each unitholder or assignee to furnish information about his nationality, citizenship or related status. If a unitholder or assignee fails to furnish information about his nationality, citizenship or other related status within 30 days after a request for the information or our board of directors determines after receipt of the information that the unitholder or assignee is not an eligible citizen, the unitholder or assignee may be treated as a non-citizen assignee. In addition to other limitations on the rights of an assignee who is not a substituted unitholder, a non-citizen assignee does not have the right to direct the voting of his units and may not receive distributions in kind upon our liquidation.

Indemnification

Under our limited liability company agreement and subject to specified limitations, we will indemnify to the fullest extent permitted by law, from and against all losses, claims, damages or similar events any director or officer, or while serving as a director or officer, any person who is or was serving as a tax matters member or as a director, officer, tax matters member, employee, partner, manager, fiduciary or trustee of any or our affiliates. Additionally, we shall indemnify to the fullest extent permitted by law, from and against all losses, claims, damages or similar events any person is or was an employee (other than an officer) or agent of our company.

Any indemnification under our limited liability company agreement will only be out of our assets. We are authorized to purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our limited liability company agreement.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books are maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.

We will furnish or make available to record holders of units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of unitholders can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right To Inspect Our Books and Records

Our limited liability company agreement provides that a unitholder can, for a purpose reasonably related to his interest as a unitholder, upon reasonable demand and at his own expense, have furnished to him:

•	a current list of the name and last known address of each unitholder;
•	a copy of our tax returns;
•	information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each unitholder and the date on which each became a unitholder;
•	copies of our limited liability company agreement, the certificate of formation of the company, related amendments and powers of attorney under which they have been executed;
•	information regarding the status of our business and financial condition; and
•	any other information regarding our affairs as is just and reasonable.

Our board of directors may, and intends to, keep confidential from our unitholders information that it believes to be in the nature of trade secrets or other information, the disclosure of which our board of directors believes in good faith is not in our best interests, information that could damage our company or our business, or information that we are required by law or by agreements with a third-party to keep confidential.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section is a summary of the material federal income tax consequences that may be relevant to prospective unitholders who are individual citizens or residents of the United States. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”) and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “Vanguard,” “we” or “us” are references to Vanguard Natural Resources, LLC and our operating subsidiaries.

The following discussion does not comment on all federal income tax matters affecting us or our common unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and non-U.S. persons eligible for the benefits of an applicable income tax treaty with the United States), individual retirement accounts (“IRAs”), real estate investment trusts (“REITs”) or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding their units as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction, and persons deemed to sell their units under the constructive sale provisions of the Code. In addition, the discussion only comments, to a limited extent, on state, local, and foreign tax consequences. Accordingly, we encourage each prospective unitholder to consult his own tax advisor in analyzing the state, local and foreign tax consequences particular to him of the ownership or disposition of common units and potential changes in applicable laws.

No ruling has been or will be requested from the IRS regarding the consequences of owning our common units. Instead, we will rely on opinions and advice of Paul Hastings LLP (“Paul Hastings”) with respect to the matters described herein. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the Internal Revenue Service (the “IRS”) or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the common units and the prices at which common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and thus will be borne indirectly by our unitholders. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

All statements as to matters of federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Paul Hastings and are based on the accuracy of the representations made by us.

For the reasons described below, Paul Hastings has not rendered an opinion with respect to the following specific federal income tax issues: (i) the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read “— Tax Consequences of Unit Ownership —  Treatment of Short Sales”); (ii) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “— Disposition of Common Units — Allocations Between Transferors and Transferees”); (iii) whether percentage depletion will be available to a unitholder or the extent of the percentage depletion deduction available to any unitholder (please read “— Tax Treatment of Operations — Oil and Natural Gas Taxation — Depletion Deductions”); (iv) whether the deduction related to U.S. production activities will be available to a unitholder or the extent of any such deduction to any unitholder (please read “— Tax Treatment of Operations — Oil and Natural Gas Taxation — Deduction for

U.S. Production Activities”); and (v) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read “— Tax Consequences of Unit Ownership — Section 754 Election” and “— Uniformity of Units”).

Partnership Status

A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to him is in excess of the partner’s adjusted basis in his partnership interest. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the exploration, development, mining or production, processing, transportation, and marketing of natural resources, including oil, gas, and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 2% of our current gross income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and a review of the applicable legal authorities, Paul Hastings is of the opinion that at least 90% of our current gross income constitutes qualifying income. The portion of our income that is qualifying income may change from time to time.

The IRS has made no determination as to our status or the status of our operating subsidiaries for federal income tax purposes. Instead, we will rely on the opinion of Paul Hastings on such matters. It is the opinion of Paul Hastings that, based upon the Code, its regulations, published revenue rulings and court decisions and the representations described below that:

•	We will be classified as a partnership for federal income tax purposes; and
•	Except for VNR Finance Corp., VNR Holdings, LLC, Eagle Rock Energy Acquisition Co., Inc., Eagle Rock Energy Acquisition Co. II, Inc., Eagle Rock Upstream Development Company, Inc. and Eagle Rock Upstream Development Company II, Inc., each of our operating subsidiaries will be treated as a partnership or will be disregarded as an entity separate from us for federal income tax purposes.

In rendering its opinion, Paul Hastings has relied on factual representations made by us. The representations made by us upon which Paul Hastings has relied include:

•	Except for VNR Finance Corp., VNR Holdings, LLC, Eagle Rock Energy Acquisition Co., Inc., Eagle Rock Energy Acquisition Co. II, Inc., Eagle Rock Upstream Development Company, Inc. and Eagle Rock Upstream Development Company II, Inc., neither we nor any of our other operating subsidiaries has elected or will elect to be treated, or is otherwise treated, as a corporation for federal income tax purposes; and
•	For each taxable year, more than 90% of our gross income has been and will be income of the type that Paul Hastings has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Code; and
•	Each hedging transaction that we treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations and has been and will be associated with oil, gas, or products thereof that are held or to be held by us in activities that Paul Hastings has opined or will opine result in qualifying income.

We believe that these representations have been true in the past and expect that these representations will continue to be true in the future.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. Any distribution made to a unitholder at a time we are treated as a corporation would be (i) a taxable dividend to the extent of our current and accumulated earnings and profits, then (ii) a nontaxable return of capital to the extent of the unitholder’s tax basis in his common units, and thereafter (iii) taxable capital gain. Accordingly, taxation as a corporation would result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the common units.

The discussion below is based on Paul Hastings’ opinion that we will be classified as a partnership for federal income tax purposes.

Limited Partner Status

Our unitholders will be treated as partners of Vanguard for federal income tax purposes. Also, unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of Vanguard for federal income tax purposes.

A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for federal income tax purposes. Please read “— Tax Consequences of Unit Ownership — Treatment of Short Sales.”

Income, gains, losses or deductions would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their tax advisors with respect to the tax consequences to them of holding common units in us. The references to “unitholders” in the discussion that follows are to persons who are treated as our partners for federal income tax purposes.

Tax Consequences of Unit Ownership

Flow-Through of Taxable Income

Subject to the discussion below under “— Entity-Level Collections,” we will not pay any federal income tax. Instead, each unitholder will be required to report on his income tax return his share of our income, gain, loss and deduction without regard to whether we make cash distributions to him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income his allocable share of our income, gain, loss and deduction for its taxable year ending with or within his taxable year. Our taxable year ends on December 31.

Treatment of Distributions

Our distributions to a unitholder generally will not be taxable to the unitholder for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds his tax basis in his common units immediately before the distribution. Our cash distributions in excess of a unitholder’s tax basis generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under “— Disposition of Common Units.” Any reduction in a unitholder’s share of Vanguard’s liabilities for which no partner bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution by us of cash to that unitholder. To the extent our distributions cause a unitholder’s “at-risk” amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read “— Limitations on Deductibility of Losses.”

A decrease in a unitholder’s percentage interest in us because of our issuance of additional common units will decrease his share of Vanguard’s nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation, recapture and/or substantially appreciated “inventory items,” each as defined in the Code, and collectively, “Section 751 Assets.” To that extent, the unitholder will be treated as having been distributed his proportionate share of the Section 751 Assets and then having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder’s realization of ordinary income, which will equal the excess of (i) the non-pro rata portion of that distribution over (ii) the unitholder’s tax basis (often zero) for the share of Section 751 Assets deemed relinquished in the exchange.

Basis of Common Units

A unitholder’s initial tax basis will be the amount paid for the unit and will be increased by his share of Vanguard’s income and by any increases in his share of Vanguard’s nonrecourse liabilities. That basis will be decreased, but not below zero, by distributions from us, by the unitholder’s share of Vanguard’s losses, by any decreases in his share of Vanguard’s nonrecourse liabilities and by his share of Vanguard’s expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have a share, generally based on his share of profits, of Vanguard’s nonrecourse liabilities. Please read “— Disposition of Common Units — Recognition of Gain or Loss.”

Limitations on Deductibility of Losses

The deduction by a unitholder of his share of Vanguard’s losses will be limited to the tax basis in his units and, in the case of an individual unitholder, estate, trust, or corporate unitholder (if more than 50% of the value of the corporate unitholder’s stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations), to the amount for which the unitholder is considered to be “at risk” with respect to our activities, if that is less than his tax basis. A common unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that his at-risk amount is subsequently increased, provided such losses do not exceed such common unitholder’s tax basis in his common units. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

In general, a unitholder will be at risk to the extent of the tax basis of his units, excluding any portion of that basis attributable to his share of Vanguard’s nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder’s at-risk amount will increase or decrease as the tax basis of the unitholder’s units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of Vanguard’s nonrecourse liabilities.

In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or a unitholder’s investments in other publicly traded partnerships, or the unitholder’s salary, active business or other income. Passive losses that are not deductible because they exceed a unitholder’s share of income we generate may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation.

A unitholder’s share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

Limitations on Interest Deductions

The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;
•	our interest expense attributed to portfolio income; and
•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, the unitholder’s share of our portfolio income will be treated as investment income.

Entity-Level Collections

If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our limited liability company agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our limited liability company agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

Allocation of Income, Gain, Loss and Deduction

If we have a net profit, our items of income, gain, loss and deduction will be allocated among our holders of units other than our Series A preferred units, Series B preferred units and Series C preferred units in accordance with their percentage interests in us. If we have a net loss, our items of income, gain, loss and deduction will be allocated among all of our common and Class B unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts. Holders of our Series A preferred units, Series B preferred units and Series C preferred units will be allocated net loss only in the event that the capital accounts of the common unitholders have been reduced to zero.

Specified items of our income, gain, loss and deduction will be allocated to account for any difference between the tax basis and fair market value of any property contributed to us that exists at the time of such contribution (the “Contributed Property”). The effect of these allocations (“Section 704(c) Allocations”) to a unitholder purchasing common units from us in an offering will be essentially the same as if the tax bases of our assets were equal to their fair market values at the time of the offering.

In the event we issue additional common units or engages in certain other transactions in the future, “reverse Section 704(c) Allocations,” similar to the Section 704(c) Allocations described above, will be made to all of our unitholders immediately prior to such issuance or other transactions to account for the difference between the “book” basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance or future transaction. In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

An allocation of our items of income, gain, loss or deduction, other than an allocation required by the Code to eliminate the difference between a partner’s “book” capital account, credited with the fair market value of Contributed Property, and “tax” capital account, credited with the tax basis of Contributed Property (the “Book-Tax Disparity”) will generally be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect.” In any other case, a partner’s share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including:

•	his relative contributions to us;
•	the interests of all the partners in profits and losses;
•	the interest of all the partners in cash flow; and
•	the rights of all the partners to distributions of capital upon liquidation.

Paul Hastings is of the opinion that, with the exception of the issues described in “— Section 754 Election” and “— Disposition of Common Units — Allocations Between Transferors and Transferees,” allocations under our limited liability company agreement will be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction.

Treatment of Short Sales

A unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

•	any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;
•	any cash distributions received by the unitholder as to those units would be fully taxable; and
•	while not entirely free from doubt, all of these distributions would appear to be ordinary income.

Because there is no direct or indirect controlling authority on the issue relating to partnership interests, Paul Hastings has not rendered an opinion regarding the tax treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read “— Disposition of Common Units — Recognition of Gain or Loss.”

Tax Rates

Currently, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. Such rates are subject to change by new legislation at any time.

In addition, a 3.8% Medicare tax (“NIIT”) on certain net investment income earned by individuals, estates and trusts currently applies. For these purposes, net investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of our common units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins for such taxable year. The Department of the Treasury and the IRS have issued guidance in the form of proposed and final Treasury Regulations regarding the NIIT. Prospective unitholders are urged to consult with their tax advisors as to the impact of the NIIT on an investment in our units.

Section 754 Election

We have made the election permitted by Section 754 of the Code. That election is irrevocable without the consent of the IRS unless there is a constructive termination of the partnership. Please read “— Disposition of Common Units — Constructive Termination.” The election will generally permit us to adjust a common unit purchaser’s tax basis in our assets (“inside basis”) under Section 743(b) of the Code to reflect his purchase price. This election does not apply with respect to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, the inside basis in our assets with respect to a unitholder will be considered to have two components: (i) his share of our tax basis in its assets (“common basis”) and (ii) his Section 743(b) adjustment to that basis.

Under our limited liability company agreement, our board of directors is authorized to take a position to preserve the uniformity of units even if that position is not consistent with applicable Treasury Regulations. We have adopted the remedial allocation method as to all of its properties. Where the remedial allocation method is adopted, a literal application of Treasury Regulations governing a Section 743(b) adjustment attributable to properties depreciable under Section 167 of the Code may give rise to differences in the taxation of unitholders purchasing units from us and unitholders purchasing from other unitholders. If we have any such properties, we intend to adopt methods employed by other publicly traded partnerships to preserve the uniformity of units, even if inconsistent with existing Treasury Regulations, and Paul Hastings has not opined on the validity of this approach. Please read “— Uniformity of Units.”

The IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of the units due to lack of controlling authority. Because a unitholder’s tax basis for its units is reduced by its share of our items of deduction or loss, any position we take that understates deductions will overstate a unitholder’s basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “— Disposition of Common Units — Recognition of Gain or Loss.” If such a challenge were sustained, the gain from the sale of units might be increased without the benefit of additional deductions.

A Section 754 election is advantageous if the transferee’s tax basis in his units is higher than the units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Conversely, a Section 754 election is disadvantageous if the transferee’s tax basis in his units is lower than those units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built-in loss immediately after the transfer, or if we distribute property and have a substantial basis reduction. Generally, a built-in loss or a basis reduction is substantial if it exceeds $250,000.

The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or may be amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke its Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his common units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than twelve months of our income, gain, loss and deduction.

Please read “— Disposition of Common Units — Allocations Between Transferors and Transferees.”

Oil and Natural Gas Taxation

Depletion Deductions.  Subject to the limitations on deductibility of losses discussed above (please read “— Tax Consequences of Unit Ownership — Limitations on Deductibility of Losses”), unitholders will be entitled to deductions for the greater of either cost depletion or (if otherwise allowable) percentage depletion with respect to our oil and natural gas interests. Although the Code requires each unitholder to compute his own depletion allowance and maintain records of his share of the adjusted tax basis of the underlying property for depletion and other purposes, we intend to furnish each of our unitholders with information relating to this computation for federal income tax purposes. Each unitholder, however, remains responsible for calculating his own depletion allowance and maintaining records of his share of the adjusted tax basis of the underlying property for depletion and other purposes.

Percentage depletion is generally available with respect to unitholders who qualify under the independent producer exemption contained in Section 613A(c) of the Code. For this purpose, an independent producer is a person not directly or indirectly involved in the retail sale of oil, natural gas, or derivative contracts or the operation of a major refinery. Percentage depletion is calculated as an amount generally equal to 15% (and, in the case of marginal production, potentially a higher percentage) of the unitholder’s gross income from the depletable property for the taxable year. The percentage depletion deduction with respect to any property is limited to 100% of the taxable income of the unitholder from the property for each taxable year, computed without the depletion allowance. A unitholder that qualifies as an independent producer may deduct percentage depletion only to the extent the unitholder’s average net daily production of domestic crude oil or the natural gas equivalent does not exceed 1,000 barrels. This depletable amount may be allocated between oil and natural gas production, with 6,000 cubic feet of domestic natural gas production regarded as equivalent to one barrel of crude oil. The 1,000-barrel limitation must be allocated among the independent producer and controlled or related persons and family members in proportion to the respective production by such persons during the period in question.

In addition to the foregoing limitations, the percentage depletion deduction otherwise available is limited to 65% of a unitholder’s total taxable income from all sources for the year, computed without the depletion allowance, net operating loss carrybacks, or capital loss carrybacks. Any percentage depletion deduction disallowed because of the 65% limitation may be deducted in the following taxable year if the percentage depletion deduction for such year plus the deduction carryover does not exceed 65% of the unitholder’s total taxable income for that year. The carryover period resulting from the 65% net income limitation is unlimited.

Unitholders that do not qualify under the independent producer exemption are generally restricted to depletion deductions based on cost depletion. Cost depletion deductions are calculated by (1) dividing the unitholder’s share of the adjusted tax basis in the underlying mineral property by the number of mineral units (barrels of oil and thousand cubic feet “McF,” of natural gas) remaining as of the beginning of the taxable year and (2) multiplying the result by the number of mineral units sold within the taxable year. The total amount of deductions based on cost depletion cannot exceed the unitholder’s share of the total adjusted tax basis in the property.

All or a portion of any gain recognized by a unitholder as a result of either the disposition by us of some or all of our oil and natural gas interests or the disposition by the unitholder of some or all of his units may be taxed as ordinary income to the extent of recapture of depletion deductions, except for percentage depletion deductions in excess of the tax basis of the property. The amount of the recapture is generally limited to the amount of gain recognized on the disposition.

The foregoing discussion of depletion deductions does not purport to be a complete analysis of the complex legislation and Treasury Regulations relating to the availability and calculation of depletion deductions by the unitholders. Further, because depletion is required to be computed separately by each unitholder and not by us, no assurance can be given, and counsel is unable to express any opinion, with respect to the availability or extent of percentage depletion deductions to the unitholders for any taxable year. Moreover, the availability of percentage depletion may be reduced or eliminated if recently proposed (or similar) tax legislation is enacted. For a discussion of such legislative proposals, please read “— Recent Legislative Developments.” We encourage each prospective unitholder to consult his tax advisor to determine whether percentage depletion would be available to him.

Deductions for Intangible Drilling and Development Costs.  We elect to currently deduct intangible drilling and development costs (“IDCs”). IDCs generally include our expenses for wages, fuel, repairs, hauling, supplies and other items that are incidental to, and necessary for, the drilling and preparation of wells for the production of oil, natural gas, or geothermal energy. The option to currently deduct IDCs applies only to those items that do not have a salvage value.

Although we will elect to currently deduct IDCs, each unitholder will have the option of either currently deducting IDCs or capitalizing all or part of the IDCs and amortizing them on a straight-line basis over a 60-month period, beginning with the taxable month in which the expenditure is made. If a unitholder makes the election to amortize the IDCs over a 60-month period, no IDC preference amount in respect of those IDCs will result for alternative minimum tax purposes.

Integrated oil companies must capitalize 30% of all their IDCs (other than IDCs paid or incurred with respect to oil and natural gas wells located outside of the United States) and amortize these IDCs over 60 months beginning in the month in which those costs are paid or incurred. If the taxpayer ceases to be an integrated oil company, it must continue to amortize those costs as long as it continues to own the property to which the IDCs relate. An “integrated oil company” is a taxpayer that has economic interests in oil or natural gas properties and also carries on substantial retailing or refining operations. An oil or natural gas producer is deemed to be a substantial retailer or refiner if it is subject to the rules disqualifying retailers and refiners from taking percentage depletion. To qualify as an “independent producer” that is not subject to these IDC deduction limits, a unitholder, either directly or indirectly through certain related parties, may not be involved in the refining of more than 75,000 barrels of oil (or the equivalent amount of natural gas) on average for any day during the taxable year or in the retail marketing of oil and natural gas products exceeding $5 million per year in the aggregate.

IDCs previously deducted that are allocable to property (directly or through ownership of an interest in a partnership) and that would have been included in the adjusted tax basis of the property had the IDC deduction not been taken are recaptured to the extent of any gain realized upon the disposition of the property or upon the disposition by a unitholder of interests in us. Recapture is generally determined at the unitholder level. Where only a portion of the recapture property is sold, any IDCs related to the entire property are recaptured to the extent of the gain realized on the portion of the property sold. In the case of a disposition of an undivided interest in a property, a proportionate amount of the IDCs with respect to the property is treated as allocable to the transferred undivided interest to the extent of any gain recognized. Please read “— Disposition of Common Units — Recognition of Gain or Loss.”

The election to currently deduct IDCs may be restricted or eliminated if recently proposed (or similar) tax legislation is enacted. For a discussion of such legislative proposals, please read “— Recent Legislative Developments.”

Deduction for U.S. Production Activities.  Subject to the limitations on the deductibility of losses discussed above and the limitations discussed below, unitholders will be entitled to a deduction, herein referred to as the Section 199 deduction, equal to 9% of the lesser of (1) our qualified production activities income that is allocated to such unitholder or (2) the unitholder’s taxable income, but not to exceed 50% of such unitholder’s IRS Form W-2 wages for the taxable year allocable to domestic production gross receipts.

Qualified production activities income is generally equal to gross receipts from domestic production activities reduced by cost of goods sold allocable to those receipts, other expenses directly associated with those receipts, and a share of other deductions, expenses and losses that are not directly allocable to those receipts or another class of income. The products produced must be manufactured, produced, grown or extracted in whole or in significant part by the taxpayer in the United States.

For a partnership, the Section 199 deduction is determined at the partner level. To determine his Section 199 deduction, each unitholder will aggregate his share of the qualified production activities income allocated to him from us with the unitholder’s qualified production activities income from other sources. Each unitholder must take into account his distributive share of the expenses allocated to him from our qualified production activities regardless of whether we otherwise have taxable income.

However, our expenses that otherwise would be taken into account for purposes of computing the Section 199 deduction are taken into account only if and to the extent the unitholder’s share of losses and deductions from all of our activities is not disallowed by the tax basis rules, the at-risk rules or the passive activity loss rules. Please read “— Tax Consequences of Unit Ownership — Limitations on Deductibility of Losses.”

The amount of a unitholder’s Section 199 deduction for each year is limited to 50% of the IRS Form W-2 wages actually or deemed paid by the unitholder during the calendar year that are deducted in arriving at qualified production activities income. Each unitholder is treated as having been allocated IRS Form W-2 wages from us equal to the unitholder’s allocable share of our wages that are deducted in arriving at qualified production activities income for that taxable year. It is not anticipated that we or our subsidiaries will pay material wages that will be allocated to our unitholders, and thus a unitholder’s ability to claim the Section 199 deduction may be limited.

A unitholder’s otherwise allowable Section 199 deduction for each taxable year is reduced by 3% of the least of (1) the oil related qualified production activities income of the taxpayer for the taxable year, (2) the qualified production activities income of the taxpayer for the taxable year, or (3) the taxpayer’s taxable income for the taxable year (determined without regard to any Section 199 deduction). For this purpose, the term “oil related qualified production activities income” means the qualified production activities income attributable to the production, refining, processing, transportation, or distribution of oil, gas, or any primary production thereof. We expect that most or all of our qualified production activities income will consist of oil related qualified production activities income.

This discussion of the Section 199 deduction does not purport to be a complete analysis of the complex legislation and Treasury authority relating to the calculation of domestic production gross receipts, qualified production activities income, or IRS Form W-2 wages, or how such items are allocated by us to unitholders. Further, because the Section 199 deduction is required to be computed separately by each unitholder, no assurance can be given, and counsel is unable to express any opinion, as to the availability or extent of the Section 199 deduction to the unitholders. Moreover, the availability of Section 199 deductions may be reduced or eliminated if recently proposed (or similar) tax legislation is enacted. For a discussion of such legislative proposals, please read “— Recent Legislative Developments.” Each prospective unitholder is encouraged to consult his tax advisor to determine whether the Section 199 deduction would be available to him.

Lease Acquisition Costs.  The cost of acquiring oil and natural gas lease or similar property interests is a capital expenditure that must be recovered through depletion deductions if the lease is productive. If a lease is proved worthless and abandoned, the cost of acquisition less any depletion claimed may be deducted as an ordinary loss in the year the lease becomes worthless. Please read “— Tax Treatment of Operations — Oil and Natural Gas Taxation — Depletion Deductions.”

Geophysical Costs.  The cost of geophysical exploration incurred in connection with the exploration and development of oil and natural gas properties in the United States are deducted ratably over a 24-month period beginning on the date that such expense is paid or incurred. This 24-month period is extended to 7 years in the case of major integrated oil companies.

Operating and Administrative Costs.  Amounts paid for operating a producing well are deductible as ordinary business expenses, as are administrative costs to the extent they constitute ordinary and necessary business expenses that are reasonable in amount.

Recent Legislative Developments.  The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units, may be modified by administrative, legislative or judicial interpretation at any time. For example, the Obama Administration’s budget proposal for fiscal year 2017 recommends that publicly traded partnerships earning income from activities related to fossil fuels be taxed as corporations beginning in 2022. From time to time, members of the U.S. Congress also propose and consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships, including the elimination of the qualifying income exception upon which we rely for the treatment as a partnership for U.S. federal income tax purposes. Please read “— Partnership Status.” Any modification to the federal income tax laws and interpretations thereof may or may not be applied retroactively. Although we are unable to predict whether any of these changes, or other proposals, will ultimately be enacted, any such changes could negatively impact the value of an investment in our units.

In addition to the proposal regarding publicly traded partnerships described above, the Obama Administration’s budget proposal for fiscal year 2016 includes proposals that would, among other things, eliminate or reduce certain key U.S. federal income tax incentives currently available to oil and natural gas exploration and production companies. These changes include, but are not limited to, (1) the repeal of the percentage depletion allowance for oil and natural gas properties, (2) the elimination of current deductions for intangible drilling and development costs and certain environmental clean-up costs, (3) the elimination of the deduction for certain domestic production activities, and (4) an extension of the amortization period for certain geological and geophysical expenditures. It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could become effective. The passage of any legislation as a result of these proposals or any other similar changes in U.S. federal income tax laws could eliminate or postpone certain tax deductions that are currently available with respect to oil and natural gas exploration and development, and any such change could increase the taxable income allocable to our unitholders and negatively impact the value of an investment in our units.

Tax Basis, Depreciation and Amortization

The tax bases of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and our tax bases immediately prior to an offering will be borne by unitholders holding interests in us prior to any such offering. Please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction.”

To the extent allowable, we may elect to use the depreciation and cost recovery methods, including bonus depreciation to the extent available that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Please read “— Uniformity of Units.” Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Code.

If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction” and “— Disposition of Common Units — Recognition of Gain or Loss.”

The costs we incur in selling our units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon its termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

Valuation and Tax Basis of Vanguard’s Properties

The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

Recognition of Gain or Loss

Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder’s tax basis for the units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of Vanguard’s nonrecourse liabilities. Because the amount realized includes a unitholder’s share of Vanguard’s nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

Prior distributions from us that in the aggregate were in excess of cumulative net taxable income for a common unit and, therefore, decreased a unitholder’s tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder’s tax basis in that common unit, even if the price received is less than his original cost.

Except as noted below, gain or loss recognized by a unitholder, other than a “dealer” in units, on the sale or exchange of a unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than twelve months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to depreciation recapture, depletion recapture or other “unrealized receivables” or to “inventory items” we own. The term “unrealized receivables” includes potential recapture items, including depreciation and depletion recapture. Ordinary income attributable to unrealized receivables and inventory items and depreciation and depletion recapture may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Both ordinary income and capital gain recognized on a sale of units may be subject to the NIIT in certain circumstances. Please read “— Tax Consequences of Unit Ownership — Tax Rates.”

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests (presumably including all of his common units, Series A preferred units, Series B preferred units and Series C preferred units) and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, may designate specific common units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional units or a sale of common units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;
•	an offsetting notional principal contract; or
•	a futures or forward contract;

in each case, with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees

In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month. However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among the unitholders in the month in which that gain or loss is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

Although simplifying conventions are contemplated by the Code and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing Treasury Regulations as there is no direct or indirect controlling authority on this issue. The Department of the Treasury and the IRS have issued proposed Treasury Regulations that provide a safe harbor pursuant to which a publicly traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders, although such tax items must be prorated on a daily basis. Existing publicly traded partnerships are entitled to rely on these proposed Treasury Regulations; however, they are not binding on the IRS and are subject to change until final Treasury Regulations are issued. Accordingly, Paul Hastings is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee unitholders because the issue has not been finally resolved by the IRS or the courts. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the unitholder’s interest, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations. A unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter through the month of disposition but will not be entitled to receive that cash distribution.

Notification Requirements

A unitholder who sells any of his units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units who purchases units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Constructive Termination

We will be considered to have technically terminated our partnership for federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of determining whether the 50% threshold has been met, multiple sales of the same interest will be counted only once. Our technical termination would, among other things, result in the closing of our taxable year for all unitholders, which would result in us filing two tax returns (and our unitholders could receive two schedule K-1s if relief was not available, as described below) for one fiscal year and could result in a deferral of depreciation deductions allowable in computing our taxable income. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may also result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. Our termination currently would not affect our classification as a partnership for federal income tax purposes, but instead we would be treated as a new partnership for federal income tax purposes. If treated as a new partnership, we must make new tax elections, including a new election under Section 754 of the Code, and could be subject to penalties if we are unable to determine that a termination occurred. The IRS has announced a publicly traded partnership technical termination relief program whereby, if a publicly traded partnership that technically terminated requests publicly traded partnership technical termination relief and such relief is granted by the IRS, among other things, the partnership will only have to provide one Schedule K-1 to unitholders for the year notwithstanding two partnership tax years.

Uniformity of Units

Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the units. Please read “— Tax Consequences of Unit Ownership — Section 754 Election.” We take into account the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the regulations under Section 743 of the Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. Please read “— Tax Consequences of Unit Ownership — Section 754 Election.” To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring units in the same month would receive depreciation and amortization deductions, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on the unitholders. In either case, and as stated above under “— Tax Consequences of Unit Ownership — Section 754 Election,” Paul Hastings has not rendered an opinion with respect to these methods. Moreover, the IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. Please read “— Disposition of Common Units — Recognition of Gain or Loss.”

Tax-Exempt Organizations and Other Investors

Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a non-U.S. person, you should consult your tax advisor before investing in our common units. Employee benefit plans and most other organizations exempt from federal income tax, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it.

Non-resident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the United States because of the ownership of units. As a consequence, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, our quarterly distribution to foreign unitholders will be subject to withholding at the highest applicable effective tax rate. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

In addition, because a foreign corporation that owns units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our earnings and profits, as adjusted for changes in the foreign corporation’s “U.S. net equity,” that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.

A foreign unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Under a ruling published by the IRS, interpreting the scope of “effectively connected income,” a foreign unitholder would be considered to be engaged in a trade or business in the United States by virtue of the U.S. activities of the partnership, and part or all of that unitholder’s gain would be effectively connected with that unitholder’s indirect U.S. trade or business. Moreover, under the Foreign Investment in Real Property Tax Act, a foreign common unitholder generally will be subject to U.S. federal income tax upon the sale or disposition of a common unit if (i) he owned (directly or constructively applying certain attribution rules) more than 5% of our common units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the common units or the five-year period ending on the date of disposition. Currently, more than 50% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future. Therefore, foreign unitholders may be subject to federal income tax on gain from the sale or disposition of their units. Recent changes in law may affect certain foreign unitholders. Please read “— Administrative Matters — Additional Withholding Requirements.”

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes such unitholder’s share of its income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Paul Hastings can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability and possibly may result in an audit of his return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.

Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Code requires that one partner be designated as the “tax matters partner” for these purposes. Our limited liability company agreement states that an officer of Vanguard who is also a member of Vanguard will be designated by our board of directors as our tax matters partner.

The tax matters partner has made and will make some elections on our behalf and on behalf of unitholders. In addition, the tax matters partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The tax matters partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the tax matters partner. The tax matters partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the tax matters partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Additional Withholding Requirements

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States (“FDAP Income”), or gross proceeds from the sale or other disposition of any property of a type that can produce interest or dividends from sources within the United States

(“Gross Proceeds”) paid to a foreign financial institution or to a “non-financial foreign entity” (as specially defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S. — owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.

These rules generally will apply to payments of FDAP Income made on or after July 1, 2014 and to payments of relevant Gross Proceeds made on or after January 1, 2019. Thus, to the extent we have FDAP Income or Gross Proceeds after these dates that are not treated as effectively connected with a U.S. trade or business (please read “— Tax-Exempt Organizations and Other Investors”), unitholders who are foreign financial institutions or certain other non-US entities may be subject to withholding on distributions they receive from us, or their distributive share of our income, pursuant to the rules described above.

Prospective investors should consult their own tax advisors regarding the potential application of these withholding provisions to their investment in our units.

Nominee Reporting

Persons who hold an interest in us as a nominee for another person are required to furnish to us:

•	the name, address and taxpayer identification number of the beneficial owner and the nominee;
•	whether the beneficial owner is:
•	a person that is not a U.S. person;
•	a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or
•	a tax-exempt entity;
•	the amount and description of units held, acquired or transferred for the beneficial owner; and
•	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from dispositions.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-Related Penalties

An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 for most corporations). The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

•	for which there is, or was, “substantial authority”; or
•	as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an “understatement” of income for which no “substantial authority” exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty. More stringent rules apply to “tax shelters,” which we do not believe includes us, or any of our investments, plans or arrangements.

A substantial valuation misstatement exists if (i) the value of any property, or the adjusted basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or adjusted basis, (ii) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Code Section 482 is 200% or more (or 50% or less) of the amount determined under Section 482 to be the correct amount of such price, or (iii) the net Internal Revenue Code Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer’s gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 200% or more than the correct valuation or certain other thresholds are met, the penalty imposed increases to 40%. We do not anticipate making any valuation misstatements.

In addition, the 20% accuracy-related penalty also applies to any portion of an underpayment of tax that is attributable to transactions lacking economic substance. To the extent that such transactions are not disclosed, the penalty imposed is increased to 40%. Additionally, there is no reasonable cause defense to the imposition of this penalty to such transactions.

Reportable Transactions

If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2 million in any single year, or $4 million in any combination of six successive tax years. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read “— Information Returns and Audit Procedures.”

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following additional consequences:

•	accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at “— Accuracy-Related Penalties”;
•	for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and
•	in the case of a listed transaction, an extended statute of limitations.

We do not expect to engage in any “reportable transactions.”

State, Local, Foreign and Other Tax Considerations

In addition to federal income taxes, you likely will be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or owns property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. We currently own property or do business in many states. Several of these states impose a personal income tax on individuals; certain of these states also impose an income tax on corporations and other entities. We may also own property or do business in other jurisdictions in the future. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “— Tax Consequences of Unit Ownership — Entity-Level Collections.” Based on current law and our estimate of our future operations, we anticipate that any amounts required to be withheld will not be material.

Tax Consequences of Ownership of Preferred Units

A description of the material federal income tax consequences of the acquisition, ownership and disposition of any series of Preferred Units will be set forth in the prospectus supplement relating to the offering of such Preferred Units.

Tax Consequences of Ownership of Debt Securities

A description of the material federal income tax consequences of the acquisition, ownership and disposition of any series of debt securities will be set forth in the prospectus supplement relating to the offering of such debt securities.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent states, localities and foreign jurisdictions, of his investment in us. Accordingly, each prospective unitholder is urged to consult his own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as U.S. federal tax returns, that may be required of him. Paul Hastings has not rendered an opinion on the state, local, alternative minimum tax or foreign tax consequences of an investment in us.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (i) through underwriters or dealers, (ii) directly to purchasers, (iii) through agents or (iv) using a combination of any of these methods. The prospectus supplement will set forth the following information:

•	the terms of the offering;
•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities from us;
•	the net proceeds we will receive from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	the initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. The underwriters may change from time to time the public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of these securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In addition, we may offer securities through at-the-market transactions. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with firms, agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the firms, agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Unless otherwise included in the applicable prospectus supplement, each series of offered securities will be a new issue, and other than our common units and Series A, Series B and Series C Preferred Units, which are listed on the NASDAQ Global Select Market, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

Because the Financial Industry Regulatory Authority, Inc. (“FINRA”) views our common units and our Preferred Units as interests in a direct participation program, any offering of common units of Preferred Units under the registration statement of which this prospectus forms a part will be made in compliance with Rule 2310 of the FINRA rules.

LEGAL MATTERS

The validity of certain of the securities offered in this prospectus will be passed upon for us by Paul Hastings LLP. Paul Hastings LLP will also render an opinion on the material U.S. federal income tax considerations regarding the securities. The validity of certain guarantees with respect to the debt securities offered by this prospectus will be passed upon for us by Wyatt, Tarrant & Combs, LLP. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

Our consolidated financial statements as of December 31, 2015 and December 31, 2014 and for each of the three years in the period ended December 31, 2015, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2015, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The information incorporated herein by reference regarding estimated quantities of our proved reserves as of December 31, 2015 was prepared or derived from estimates prepared by our internal reservoir engineers, a substantial portion of which was audited by DeGolyer and MacNaughton, an independent reserve engineer. These estimates are incorporated herein by reference in reliance upon the authority of the firm as an expert in these matters.

The audited historical financial statements of LRE included in Exhibit 99.1 of Vanguard’s Current Report on Form 8-K/A filed on October 9, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information incorporated herein by reference regarding estimated quantities of LRE’s proved reserves as of December 31, 2014 was prepared or derived from estimates prepared by each of LRE’s independent reserve engineers, Miller and Lents, Ltd., Netherland, Sewell & Associates, Inc. and Ryder Scott Petroleum Consultants. These estimates are incorporated herein by reference in reliance upon the authority of the firm as an expert in these matters.

The consolidated financial statements of Eagle Rock as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The information incorporated herein by reference regarding estimated quantities of Eagle Rock’s proved reserves as of December 31, 2014 was prepared or derived from estimates prepared by Eagle Rock’s independent reserve engineer, Cawley, Gillespie & Associates, Inc. These estimates are incorporated herein by reference in reliance upon the authority of the firm as an expert in these matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

Expenses	Amount
SEC registration fee		$50,350	*
FINRA filing fee			**
Legal fees and expenses*			**
Accounting fees and expenses*			**
Printing and engraving expenses*			**
Miscellaneous*		**
Total	$	**

*	Previously paid.
**	These fees are calculated based on the number of issuances and amount of securities offered and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The section of the prospectus entitled “Description of Our Limited Liability Company Agreement —  Indemnification” discloses that we will generally indemnify officers and members of our board of directors to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Subject to any terms, conditions or restrictions set forth in the limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other persons from and against all claims and demands whatsoever.

To the extent that the indemnification provisions of our limited liability company agreement purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and is therefore unenforceable.

The underwriting agreements that we may enter into with respect to the offer and sale of securities covered by this Registration Statement will contain certain provisions for the indemnification of directors and officers and the underwriters or sales agent, as applicable, against civil liabilities under the Securities Act.

Item 16. Exhibits.

See the exhibit index following the signature pages in this Registration Statement, which exhibit index is incorporated herein by reference.

Item 17. Undertakings

A. Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to the information in this Registration Statement;

provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each of the post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against any liability (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

D. Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 24, 2016.

VANGUARD NATURAL RESOURCES, LLC

By:	/s/ Scott W. Smith Name: Scott W. Smith Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Scott W. Smith Scott W. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2016
/s/ Richard A. Robert Richard A. Robert	Executive Vice President, Chief Financial Officer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	March 24, 2016
* W. Richard Anderson	Director	March 24, 2016
* Bruce W. McCullough	Director	March 24, 2016
* Loren Singletary	Director	March 24, 2016

By:    */s/ Scott W. Smith, Attorney-in-Fact
Name: Scott W. Smith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 24, 2016.

VNR FINANCE CORP.

By:	/s/ Scott W. Smith Name: Scott W. Smith Title: President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Scott W. Smith Scott W. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2016
/s/ Richard A. Robert Richard A. Robert	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 24, 2016.

VANGUARD NATURAL GAS, LLC

By:	Vanguard Natural Resources, LLC, its sole manager
By:	/s/ Scott W. Smith Name: Scott W. Smith Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Scott W. Smith Scott W. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2016
/s/ Richard A. Robert Richard A. Robert	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 24, 2016.

VNR HOLDINGS, LLC

By:	Vanguard Natural Gas, LLC, its sole member
By:	Vanguard Natural Resources, LLC, its sole manager
By:	/s/ Scott W. Smith Name: Scott W. Smith Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Scott W. Smith Scott W. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2016
/s/ Richard A. Robert Richard A. Robert	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 24, 2016.

VANGUARD OPERATING, LLC

By:	Vanguard Natural Gas, LLC, its sole member
By:	Vanguard Natural Resources, LLC, its sole manager
By:	/s/ Scott W. Smith Name: Scott W. Smith Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Scott W. Smith Scott W. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2016
/s/ Richard A. Robert Richard A. Robert	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 24, 2016.

ENCORE CLEAR FORK PIPELINE LLC

By:	Vanguard Operating, LLC, its sole manager
By:	Vanguard Natural Gas, LLC, its sole member
By:	Vanguard Natural Resources, LLC, its sole manager
By:	/s/ Scott W. Smith Name: Scott W. Smith Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Scott W. Smith Scott W. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2016
/s/ Richard A. Robert Richard A. Robert	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 24, 2016.

EAGLE ROCK ENERGY ACQUISITION CO. II, INC.

By:	/s/ Scott W. Smith Name: Scott W. Smith Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Scott W. Smith Scott W. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2016
/s/ Richard A. Robert Richard A. Robert	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 24, 2016.

EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY II, INC.

By:	/s/ Scott W. Smith Name: Scott W. Smith Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Scott W. Smith Scott W. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2016
/s/ Richard A. Robert Richard A. Robert	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 24, 2016.

EAGLE ROCK ACQUISITION PARTNERSHIP II, L.P.

By:	Eagle Rock Upstream Development Company II, Inc., its general partner
By:	/s/ Scott W. Smith Name: Scott W. Smith Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Scott W. Smith Scott W. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2016
/s/ Richard A. Robert Richard A. Robert	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 24, 2016.

EAGLE ROCK ENERGY ACQUISITION CO., INC.

By:	/s/ Scott W. Smith Name: Scott W. Smith Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Scott W. Smith Scott W. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2016
/s/ Richard A. Robert Richard A. Robert	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 24, 2016.

EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY, INC.

By:	/s/ Scott W. Smith Name: Scott W. Smith Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Scott W. Smith Scott W. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2016
/s/ Richard A. Robert Richard A. Robert	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 24, 2016.

EAGLE ROCK ACQUISITION PARTNERSHIP, L.P.

By:	Eagle Rock Upstream Development Company, Inc., its general partner
By:	/s/ Scott W. Smith Name: Scott W. Smith Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Scott W. Smith Scott W. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2016
/s/ Richard A. Robert Richard A. Robert	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 24, 2016.

ESCAMBIA OPERATING CO. LLC

By:	/s/ Scott W. Smith Name: Scott W. Smith Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Scott W. Smith Scott W. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2016
/s/ Richard A. Robert Richard A. Robert	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 24, 2016.

ESCAMBIA ASSET CO. LLC

By:	/s/ Scott W. Smith Name: Scott W. Smith Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated below.

/s/ Scott W. Smith Scott W. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2016
/s/ Richard A. Robert Richard A. Robert	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 24, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1**	— Form of Underwriting Agreement
4.1

 —

Fifth Amended and Restated Limited Liability Company Agreement of Vanguard Natural Resources, LLC (incorporated by reference to Exhibit 3.1 to the Vanguard Natural Resources, LLC Current Report on Form 8-K, filed on September 15, 2014 (File No. 001-33756))

4.2

 —

Form of Senior Indenture for Senior Debt Securities (incorporated by reference to Exhibit 4.1 to the Vanguard Natural Resources, LLC Registration Statement on Form S-3 filed on July 26, 2010 (File No. 333-168177))

4.3

 —

Form of Subordinated Indenture for Subordinated Debt Securities (incorporated by reference to Exhibit 4.2 to the Vanguard Natural Resources, LLC Registration Statement on Form S-3 filed on July 26, 2010 (File No. 333-168177))

4.4**	— Form of Senior Debt Securities
4.5**	— Form of Subordinated Debt Securities
4.6	— Specimen Unit Certificate for the Series A Cumulative Redeemable Perpetual Preferred Units (incorporated herein by reference to Exhibit B to Exhibit 4.1)
4.7	— Specimen Unit Certificate for the Series B Cumulative Redeemable Perpetual Preferred Units (incorporated herein by reference to Exhibit C to Exhibit 4.1)
4.8	— Specimen Unit Certificate for the Series C Cumulative Redeemable Perpetual Preferred Units (incorporated herein by reference to Exhibit D to Exhibit 4.1)
5.1*	— Opinion of Paul Hastings LLP as to the legality of the securities being registered
5.2*	— Opinion of Wyatt, Tarrant & Combs, LLP regarding the legality of certain guarantees
8.1*	— Opinion of Paul Hastings LLP relating to tax matters
12.1*	— Calculation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred unit distributions
23.1*	— Consent of BDO USA, LLP
23.2*	— Consent of KPMG LLP
23.3*	— Consent of Pricewaterhouse Coopers LLP
23.4*	— Consent of DeGolyer and MacNaughton
23.5*	— Consent of Cawley, Gillespie & Associates, Inc.
23.6*	— Consent of Miller and Lents, Ltd.
23.7*	— Consent of Netherland, Sewell & Associates, Inc.
23.8*	— Consent of Ryder Scott Petroleum Consultants
23.9*	— Consent of Paul Hastings LLP (contained in Exhibits 5.1 and 8.1)
23.10*	— Consent of Wyatt, Tarrant & Combs, LLP (contained in Exhibit 5.2)
24.1	— Powers of Attorney (incorporated by reference to the signature page to the Vanguard Natural Resources, LLC Registration Statement on Form S-3 filed on March 22, 2016 (File No. 333-210329))
25.1***

 —

Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Senior Indenture (incorporated by reference to Exhibit 25.1 to the Vanguard Natural Resources, LLC Registration Statement on Form S-3 filed on July 26, 2010 (File No. 333-168177))

25.2***

 —

Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Subordinated Indenture (incorporated by reference to Exhibit 25.2 to the Vanguard Natural Resources, LLC Registration Statement on Form S-3 filed on July 26, 2010 (File No. 333-168177))

*	Previously filed.
**	To be filed either by amendment or as an exhibit to a report filed under the Exchange Act and incorporated by reference to this Registration Statement.
***	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.